UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant  ☑
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HEALTHCARE SERVICES GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Delivering meaningful **service** and **experiences**.

District Manager

PROXY STATEMENT 2026

Healthcare
SERVICES GROUP

Our People,
Our Purpose.
Notice of Annual Meeting &
Proxy Statement | 2026
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 20261
A Letter to Shareholders
Dear Fellow Shareholders,
Our performance in 2025 was defined by the disciplined execution of our strategic priorities, which led to consistent, high-quality service outcomes and strong financial results. Against the backdrop of improved industry fundamentals, year over year revenue was up over 7%, with our Campus division reaching a significant milestone in its growth journey, achieving over
$100 million in revenue. We successfully managed cost of services and SG&A within our targeted ranges, and we generated significant free cash flow. We also executed a share repurchase program, returning over $60 million of capital to shareholders, and ended the year with a strong balance sheet and
ROIC profile.
"Our people are our
most valued resource
and we remain
deeply committed to
fostering a culture of
‘pride in every
employee’ by living
out our Purpose,
exemplifying our
Values and fulfilling
our company Vision."
These achievements are a direct result of the passion and perseverance of the HCSG team members, from our newest associate through senior leadership. Our people are our most valued resource and we remain deeply committed to fostering a culture of ‘pride in every employee’ by living out our
Purpose, exemplifying our Values and fulfilling our company Vision.
Looking ahead, as we celebrate our 50th anniversary, we are highly optimistic about our trajectory and expect continued strong execution on our strategic priorities. Our financial foundation remains robust and we will continue to prioritize investments in organic growth, strategic acquisitions, and opportunistic share repurchases. With the industry entering the nascent stages of a multi decade, demographic tailwind, we are incredibly well-
positioned to deliver sustainable, profitable results and drive durable value creation for our stakeholders.
On behalf of the Board of Directors, thank you for your investment in Healthcare Services Group. We invite you to attend our Annual Meeting of Shareholders, which will be held at 10:00 a.m. Eastern on Tuesday, May
26, 2026.
Ted Wahl
President & Chief Executive Officer
Healthcare Services Group, Inc.
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 20262
Notice of Annual Meeting of Shareholders
We cordially invite you to attend the Annual Meeting of Shareholders to be held at 10:00 a.m. Eastern
Time on Tuesday, May 26, 2026, at Courtyard Philadelphia Bensalem, 3280 Tillman Drive, Bensalem, PA
19020.
2026 Proposals

Proposal	Detail	Recommendation	Page
1	To elect nine directors to the Board of Directors	FOR	14

2	To consider an advisory vote on a non-binding resolution to approve the compensation of our named executive officers	FOR	28

3	To approve and ratify Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2026	FOR	51

4	To approve an amendment to the Company’s 2020 Amended Omnibus Incentive Plan to increase the number of shares of our common stock authorized for issuance by 2,500,000 shares	FOR	56
We will also take action upon any other business as may properly come before the 2026 Annual
Meeting and any adjournments or postponements of that meeting.
How to Vote
Only holders of record of our Common Stock, $0.01 par value (the “Common Stock”) at the close of business on March 30, 2026 (the “Record Date”) are entitled to notice of and to vote at the Annual
Meeting. On the Record Date, there were issued and outstanding approximately 68,954,000 shares of our Common Stock.
Each share of Common Stock entitles the holder thereof to one vote. We will provide this Notice, the accompanying Proxy Statement, our 2025 Annual Report on Form 10-K and the form of proxy card, or the
Notice of Internet Availability of Proxy Materials, beginning on or about April 15, 2026.
Shareholders can submit their proxy vote online at www.proxyvote.com, by phone by calling 1 (800)
690-6903, by marking, signing, and dating your proxy card and returning in the postage-paid envelope provided, or by attending the 2026 Meeting and voting in person.
The proxy statement and annual report to shareholders are available online at www.proxyvote.com.
Whether or not you expect to attend the Annual Meeting, shareholders can sign and promptly mail the enclosed proxy in order that your shares may be voted for you..
April 15, 2026
By Order of the Board of Directors,
Jason J. Bundick
EVP, General Counsel, Chief Compliance Officer & Corporate Secretary
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 20263
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 20265
Introduction
In 2025, we maintained our focus in executing on
our organizational priorities to deliver consistent
results for all of our stakeholders. By continuing to
bolster our operational performance with clear
standards, refined systems and best-in-class
managerial support we ensured reliable service
delivery across all of the communities that we
serve.
The increasing complexity of healthcare, senior
living, and diverse campus environments—driven by
workforce demands, evolving regulations, and a
more competitive landscape—requires a
disciplined operational approach to maintain
excellence. HCSG has the expertise, experience and
resources to deliver on behalf of our partners.
Our coordinated leadership practices and
standardized processes reduce variability to deliver
enhanced outcomes. These initiatives have
solidified our ability to provide stable, predictable
performance while fostering accountability and
long-term resilience.
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 20266
Organization-Wide Employee
Development
Aligning Roles to a Consistent Standard of Excellence
HCSG’s investments in our people extended across every level of the organization. Throughout the year, HCSG structured development efforts to support alignment across all roles, ensuring expectations, training, and accountability were consistently applied coordinated.
Frontline employees received enhanced onboarding and specialized training to build confidence and cultivate engagement from their date of hire onward. Account Managers gained clearer frameworks for leadership and communication, enabling more consistent support, recognition, and connection with their teams. District and regional leaders implemented more structured oversight and standardized management practices, creating a more predictable and supportive work environment. At the senior level, the focus remained on reinforcing strategic priorities and maintaining strong operational discipline.
These efforts strengthened cross-role alignment, enhanced organizational clarity, and further cultivated consistent standards of service delivery. As a result, teams experienced a more stable and supportive environment, which fostered stronger engagement, increased job satisfaction, and improved talent retention. This stability enabled more attentive service for residents and reinforced client confidence through reliable performance, clear communication, and aligned execution across all locations.
Operational strength depends on clear expectations
applied consistently at every level.
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 20267
A Critical Role,
Intentionally Enhanced
Strengthening District Managers to Support Consistent Execution
District Managers are a critical function within HCSG’s operating model. They translate organizational priorities into execution across multiple accounts, support Account Managers in daily operations, and serve as a primary point of alignment with the expectations of our client partners.
Their effectiveness directly impacts operational consistency, team performance, and the client experience.
As the link between strategy and execution, HCSG enhanced this role through a more structured and intentional approach to development and upskilling.
These efforts included expanded leadership training in communication, coaching, and performance management, clearer standards to reduce regional variability, and refined tools for enhance visibility, accountability, and decision-making.
Additional emphasis was placed on consistent field leadership practices, ensuring teams across locations are supported through a standardized, disciplined approach. These actions strengthened district alignment and reinforced consistency in operations management, team support, and sustained performance, creating stable and predictable environments across locations. For clients and partners this delivers greater consistency, enhanced outcomes and peace of mind.
Consistency at scale requires
strong field leadership.
District Managers are central
to delivering that consistency.
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 20268
Operational Excellence and Impactful Results
The strategic investments in our people made throughout 2025 have driven measurable improvements across HCSG’s operational landscape.
Deeper alignment and more consistent service delivery across locations was enhanced by cross-functional communication, enabling teams to identify and resolve operational challenges with speed and precision.
These improvements were reflected in the day-to-day environments we support.

Execution quality is the direct measure of our impact on those we serve.

Residents and patients benefited from more consistent dining, environmental, and support services.

Clients and partners experienced more reliable execution, underpinned by transparent communication and robust accountability.

Improved outcomes validate the vital link between leadership capabilities, operational discipline and an innovation mindset.
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 20269
Enhancing
Operations
Through
Technology
Improving Visibility, Accountability, and
Decision-Making
HCSG developed and implemented advanced, proprietary
Quality Assurance Evaluation Tools to bring greater
structure, visibility, and consistency to operational oversight.
Designed to standardize performance measurement
across locations, the platforms capture key indicators of
service delivery, regulatory compliance, and overall
operational execution.
Through real-time reporting and structured evaluations,
leaders gain immediate insight into performance trends,
enabling earlier identification of gaps, more effective
prioritization, and timely, data-informed action. This
strengthens responsiveness while reinforcing accountability
across all levels of the organization.
The platforms also support more consistent
communication between field leadership and support
teams, ensuring expectations are clearly defined and
performance is monitored against a shared standard. In
addition, clients benefit from increased transparency
through structured feedback channels, allowing for real-
time input, alignment on priorities, and measurable
progress against defined action plans.
Visibility supports accountability.
Accountability supports consistent performance.
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 202610
A Durable
Foundation for
Sustained
Performance
Positioning the Organization for Long-
Term Success
These organizational developments demonstrate a
disciplined commitment to ongoing organizational
excellence. By prioritizing leadership development,
refining operational frameworks, and upgrading
essential tools, HCSG has significantly bolstered its
capacity to deliver high-quality, consistent results
across its diverse portfolio.
These strategic initiatives cultivate a robust leadership
pipeline, empowering individuals at every level to
embrace greater responsibility. Furthermore, they drive
employee engagement by establishing clear
expectations, providing comprehensive support, and
ensuring the availability of promotional opportunities
throughout the organization.
For our client partners these enhancements translate
into operational stability, more predictable outcomes,
and increased confidence in our service delivery.
Together, these efforts ensure the organization is well-
equipped to navigate future challenges with agility,
discipline, and a proven operational framework.
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 202611
50 Years of
Disciplined Execution
Leveraging Five Decades of Operational Excellence to
Scale Future Opportunities
As we approach our 50th anniversary, our legacy remains rooted in operational precision and a relentless drive for performance. For five decades, we have championed accountability, delivering consistent results and exceptional service across the communities we serve. We remain steadfast in our mission to empower our teams, support our partners, and provide the high-quality service the market demands.
People. Serving. Experience.
This commitment is our bedrock and the blueprint for our next fifty years of success.
HEALTHCARE SERVICES GROUP | ANNUAL REPORT 2026

PEOPLE.
SERVING.
EXPERIENCE.

Healthcare
SERVICES GROUP

Directors, Officers &
Corporate Governance
Proxy Statement  |  2026
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 14
Directors & Officers
Election of Directors. (Proposal No. 1)
At the Annual Meeting, nine directors of the Company are to be elected, each to hold office for a term of one year. All nominees currently serve as Directors, with the exception of Thomas M. Gallagher. Unless authority is specifically withheld, management proxies will be voted FOR the election of the nominees named in Directors, Officers & Corporate Governance below to serve as directors until the next annual meeting of shareholders and until their successors have been chosen and qualified. Should any nominee not be a candidate at the time of the Annual Meeting (a situation which is not now anticipated), proxies will be voted in favor of the remaining nominees and may also be voted for substitute nominees. If a quorum is present, the candidate or candidates receiving the highest number of votes will be elected.
Brokers that do not receive shareholder instructions are not entitled to vote for the election of directors because an uncontested election is considered a “non-routine” matter. Hence, shareholders who hold their shares through brokerage accounts and who would like to vote in favor of the director nominees will need to instruct their brokerage firm to vote for the Company’s nominees.
The Board of Directors recommends a vote "FOR" all nominees
Vote Required
Pursuant to Pennsylvania law, the Company has plurality voting in uncontested elections of directors.
Pursuant to Pennsylvania law, in an uncontested election of directors the affirmative vote of a plurality of the shares of Common Stock entitled to vote and present in person or by proxy at the Annual
Meeting is required to elect a director.
Healthcare Services Group, Inc. Board of Directors
The Company operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance. These include corporate governance standards and disclosure requirements resulting from the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”). In addition, the Nasdaq
Stock Market LLC (“Nasdaq”) also has corporate governance and listing requirements. Our corporate governance policies are available on our website at investor.hcsgcorp.com/governance.
The business of the Company is managed under the direction of its Board of Directors (the "Board"). The
Board meets on a regularly scheduled basis during the Company’s fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings and also acts by unanimous written consent when necessary and appropriate. The Board met four times during the fiscal year ended December 31, 2025 and took three actions by unanimous written consent.
During 2025, each member of the Board attended or participated in 75% or more of the aggregate of (i)
the total number of meetings of the Board held during 2025, and (ii) the total number of meetings held by each committee of the Board on which such member served during 2025. We do not have a policy with regard to attendance by directors at annual meetings of shareholders. Three directors attended the
2025 Annual Meeting of Shareholders.
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 15
DIANE S. CASEY | Age: 72 | Director Since: 2011
Ms. Casey is a retired Clinical Nursing Coordinator (CNC) of Endoscopy at
Huntingdon Valley Surgery Center, an AAAHC accredited healthcare facility, where
Ms. Casey worked for more than five years before her retirement in 2018. Previously,
Ms. Casey was employed at Holy Redeemer Health Systems in various surgical nursing and management positions.
Committees: Chairwoman of the Nominating, Compensation and Stock Option
Committee (“NCSO Committee”)
Skills, Experience, & Qualifications: Industry, Operational
DANIELA CASTAGNINO | Age:51 | Director Since: 2018
Ms. Castagnino has been an Information Specialist at United Spinal Association, a
national 501(c)(3) non-profit membership organization dedicated to enhancing the quality of life of all people living with spinal cord injuries and disorders (SCI/D), for more than the past ten years. Previously, Ms. Castagnino was an international consultant for Lazos Profesionales Asociación Civil and the Inter-American
Development Bank.
Committees: Environmental, Social & Governance Committee (“ESG Committee”)
Skills, Experience, & Qualifications: Industry, Operational
LAURA GRANT | Age: 46 | Director Since: 2020
Ms. Grant has been the Managing Partner and President of Chatham Financial since 2022. Ms. Grant also serves as a board member of Chatham Financial. Ms.
Grant’s previous roles at Chatham Financial include Chief Operating Officer,
Managing Director in the Global Real Estate practice and co-head of Chatham’s
European business from 2017 to 2022. Ms. Grant has concentrated on risk management strategies for Real Estate Investment Trusts (REITs), specializing in interest rate and foreign currency hedging. Prior to joining Chatham, Ms. Grant worked at Booz Allen Hamilton in the Capital Asset Management group.
Committees: Audit Committee
Skills, Experience, & Qualifications: Operational, Executive, Financial, Real Estate
THOMAS M. GALLAGHER | Age: 65 | Director Since: N/A
Mr. Gallagher is a retired lawyer who most recently served as a partner in the
Complex Litigation and Dispute Resolution group at Goodwin Procter LLP from 2023 to 2025. Prior to joining Goodwin Procter LLP, Mr. Gallagher was a partner at
Troutman Pepper Hamilton Sanders LLP, where he held significant executive leadership roles, including serving as the Vice Chair of the firm and sitting on its
Management Team and Policy Committee. Mr. Gallagher's legal experience focused on advising and representing entities primarily in the healthcare, life sciences and defense industries.
Committees: NCSO Committee
Skills, Experience, & Qualifications: Operational, Executive
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 16
DINO D. OTTAVIANO | Age: 78 | Director Since: 2007
Mr. Ottaviano is a retired Principal of D20 Marketing, Inc., a provider of internet productivity tools founded in 2006. Previously, Mr. Ottaviano was employed for over
20 years with Transcontinental Direct (successor to Communication Concepts,
Inc.), a publicly held outsourcing printer, retiring in 2022 as Vice President of
Business Development.
Committees: Audit Committee
Skills, Experience, & Qualifications: Operational, Executive, Financial
KURT SIMMONS, JR., CPA | Age: 44 | Director Since: 2021
Mr. Simmons, Jr. has been an audit partner at WithumSmith+Brown, PC since 2021.
Prior to that, he was a partner at Citrin Cooperman & Company LLP from 2017 to
2021. His expertise includes audit and consulting services related to Sarbanes-Oxley
404, technical accounting, and due diligence for domestic and international clients. He is a former member of the National Association of Black Accountants, has served on the New Jersey Technology Advisory Council board, and is currently a member of the Association for Corporate Growth.
Committees: Audit Committee Chairman, ESG Committee
Skills, Experience, & Qualifications: Executive, Financial
JUDE VISCONTO | Age: 52 | Director Since: 2015
Mr. Visconto has been the principal of American Property Holdings, a real estate investment firm focused on acquiring, developing, and managing multi-family/
senior housing and commercial assets for more than five years. Mr. Visconto is an active member of the real estate community and participates in various industry-
related associations, including The American Senior Housing Association, The
Association of the National Investment Center for Senior Housing and Care, and
The National Association of Realtors.
Committees: Board Chairman, ESG Committee Chairman
Skills, Experience, & Qualifications: Industry, Operational, Financial, Real Estate
THEODORE WAHL | Age: 52 | Director Since: 2011
Mr. Wahl has been the President and Chief Executive Officer ("CEO") of the
Company since 2015. Mr. Wahl joined the Company in 2004. Prior to his appointment to President and CEO, Mr. Wahl served as President and Chief
Operating Officer, Executive Vice President & Chief Operating Officer, Vice
President of Finance, Regional Manager, Regional Sales Director, District Manager
and Facility Manager. Prior to joining the Company, Mr. Wahl was a Senior Manager with EY’s Transaction Advisory Group.
Committees: None
Skills, Experience, & Qualifications: Industry, Operational, Executive, Financial
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 17
THOMAS G. WHALEN | Age: 51 | Director Since: 2025
Mr. Whalen has been a Senior Managing Director and Co-head of the Financial
Restructuring Group at Griffin Financial since 2012. Griffin Financial Group, part of an affiliated group of multidisciplinary professional services firms collectively known as The Stevens & Lee Companies, serve clients across several industries including Healthcare and Real Estate. Mr. Whalen's transactional expertise includes, among other things, M&A advisory, complex restructurings and recapitalizations, refinancing and capital raises. Mr. Whalen has also practiced as a bankruptcy lawyer at Stevens & Lee since 2000, where he has provided clients with important insights into the interplay of law and commercial finance. Tom is a member of the American Bar Association, the American Bankruptcy Institute and
the Turnaround Management Association.
Committees: None
Skills, Experience, & Qualifications: Industry, Executive, Financial, Real Estate
Individual Board Skills Matrix
The diverse skills and experiences of our directors equip the Board to effectively advance shareholder interests. Although the NCSO Committee has not set specific minimum qualifications for directors, it evaluates various criteria for their suitability. Our directors are expected to uphold the highest professional and personal ethics, demonstrate a commitment to enhancing shareholder value, and possess the time and insight necessary for their roles. The matrix below highlights the individual strengths each nominee brings to the Board, but the absence of an “X” does not imply a lack of contribution in that area.

Board Member	Industry	Operational	Executive	Financial	Real Estate	Independent
Casey	X	X				X
Castagnino	X	X				X
Grant		X	X	X	X	X
Gallagher	X	X	X	X		X
Ottaviano		X	X	X		X
Simmons			X	X		X
Visconto	X	X		X	X	X
Wahl	X	X	X	X
Whalen	X		X	X	X	X
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 18
•Mr. Wahl, Ms. Casey and Ms. Castagnino have extensive experience in the healthcare services industry. Their operational experience, in addition to Mr. Wahl’s financial expertise, enables them to provide guidance with respect to our operations. Also, since Ms. Casey and Ms. Castagnino have not been employees of the Company and have served their careers in patient care and advocacy, respectively, we believe they bring a patient care perspective to the Company. For instance, Ms.
Casey and Ms. Castagnino may provide a deeper understanding of the impact new developments related to the healthcare services industry have on patient-related issues which they can bring forward to the attention of Company management as appropriate. Also, they each have a keen understanding of the positive impact that our services can have on the vulnerable population that we serve. Additionally, Ms. Castagnino’s experience with non-governmental and not-for-profit institutions provides valuable insight into a customer segment that supports the Company’s growth strategy.
•Mr. Visconto and Ms. Grant have real estate experience as a Principal of American Property Holdings and President of Chatham Financial, respectively. Mr. Visconto has specific experience in the acquisition, development and management of multi-family, senior housing and commercial assets.
Mr. Visconto also has extensive experience with licensed operators, management companies and property owners, all of which align with our customer base. Among other qualifications, Ms. Grant has extensive experience with risk management strategies specific to REITs and the REITs industry as well as financial expertise in the areas of capital and asset management.
•Mr. Simmons, Jr.'s experience as a certified public accountant provides him with extensive financial and accounting expertise obtained from over twenty years in public accounting. Mr. Simmons, Jr.
qualifies as an audit committee financial expert under SEC guidelines, and he brings executive experience to the Board as he serves as a partner at a PCAOB registered accounting firm.
•Mr. Gallagher’s extensive legal and executive leadership experience, including his service as a partner in complex litigation and dispute resolution practices and in senior firm management roles, provides him with significant insight into corporate governance, risk management, regulatory compliance and the legal and operational challenges faced by companies, particularly in the healthcare industry.
•Mr. Ottaviano, through his experience as a top-level marketing and operations executive for many years for two different companies, one of which was a public company, has a comprehensive understanding of business operations, including business development, and the compliance obligations of public companies.
•Mr. Whalen has extensive experience managing legal matters in the healthcare industry across a number of disciplines as part of his tenure with Griffin Financial Group. Mr. Whalen has specific experience assisting companies with reorganizations and restructurings which have occurred and may continue to occur within the healthcare industry. Mr. Whalen additionally has executive experience through his role as a Managing Director and previously led the Real Estate Groups at
Griffin.
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 19
Director Independence
In accordance with the listing requirements of Nasdaq, a majority of the current members of the
Company’s Board and the Company's nominees to the Board are independent, namely: Diane S. Casey,
Daniela Castagnino, Thomas M. Gallagher, Laura Grant, John J. McFadden, Dino D. Ottaviano, Kurt
Simmons, Jr., Jude Visconto and Thomas G. Whalen. Accordingly, if the Board Nominees are elected, a majority of the members of the Company’s Board will continue to be independent.
Mr. Whalen is a member of Griffin Financial Group, a member of The Stevens & Lee Companies, which has been retained by the Company during the last fiscal year. Fees charged to the Company by Griffin
Financial Group and The Stevens & Lee Companies for services provided during the fiscal year ended
December 31, 2025 were $2,279,283. Additionally, the fees paid by the Company did not exceed 5% of such firm’s total revenues. Accordingly, Mr. Whalen is an independent director as such term is defined by Rule 5605(a)(2) of the NASDAQ listing standards.
Board Committees
The Board has established an Audit Committee, an ESG Committee and an NCSO Committee to devote attention to specific subjects and to assist in the discharge of its responsibilities. The Board’s practice is to limit membership of each of its committees to independent directors and to designate any director who has been employed by the Company within the past 5 years as non-independent for this purpose.
The Board has also adopted a written charter for each of the Audit Committee, ESG Committee and the
NCSO Committee. Each written charter is available on our website at https://investor.hcsgcorp.com/
governance. The functions of those committees, their current members and the number of meetings held during 2025 are described below:

	Audit Committee	ESG Committee	NCSO Committee
Chair	Kurt Simmons, Jr.	Jude Visconto	Diane S. Casey
Members	Laura Grant Dino D. Ottaviano	Daniela Castagnino Kurt Simmons, Jr.	John J. McFadden[1]
1.Mr. McFadden is not seeking re-election to the Board in 2026. In the event that he is elected to the Board,
Thomas M. Gallagher will be added to the NCSO Committee.
Audit Committee
The primary responsibilities of the Audit Committee, as described in the Amended and Restated Audit
Committee Charter include:
•overseeing the Company’s internal auditors and the Independent Registered Public Accounting
Firm, who report directly to the Audit Committee, including (i) prior review of the Independent
Registered Public Accounting Firm’s plan for the annual audit, (ii) pre-approval of both audit and non-audit services to be provided by the Independent Registered Public Accounting Firm
and (iii) annual assessment of the qualifications, performance and independence of the
Independent Registered Public Accounting Firm;
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 20
•overseeing and monitoring the Company’s accounting and financial reporting processes and internal control system, audits of the Company’s financial statements and the quality and integrity of the financial reports and other financial information issued by the Company;
•providing an open avenue of communication among the Independent Registered Public
Accounting Firm and financial and other senior management and the Board;
•reviewing with management and, where applicable, the Independent Registered Public
Accounting Firm, prior to release, required annual, quarterly and interim filings by the Company with the SEC and the type and presentation of information to be included in earnings press releases;
•reviewing material issues, and any analysis by management or the Independent Registered
Public Accounting Firm, concerning accounting principles, financial statement presentation, certain risk management issues, such as the adequacy of the Company’s internal controls and significant financial reporting issues and judgments and the effect of regulatory and accounting initiatives on the Company’s financial statements;
•reviewing with the Company’s legal counsel any legal matters that could have a significant effect on the Company’s financial statements, compliance with applicable laws and regulations and inquiries from regulators or other governmental agencies;
•reviewing and approving all related party transactions between the Company and any director, executive officer, other employee or family member;
•reviewing and overseeing compliance with the Company’s Code of Ethics and Business
Conduct;
•establishing procedures regarding the receipt, retention and treatment of, and the anonymous submission by employees of the Company of, complaints regarding the Company’s accounting, internal controls or auditing matters; and
•reporting Audit Committee activities to the full Board and issuing annual reports to be included in the Company’s Proxy Statement.
If elected, each of Ms. Grant and Messrs. Ottaviano and Simmons, Jr. are independent directors as such term is defined by Rule 5605(a)(2) of the Nasdaq listing standards and Rule 10A-3 of the Securities
Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Simmons, Jr. has been designated as an
“audit committee financial expert” and he satisfies the attributes required of an audit committee financial expert pursuant to Section 407 of Sarbanes-Oxley.
The Audit Committee met four times during fiscal year 2025. The report of the Audit Committee for the fiscal year ended December 31, 2025 is included herein under “Audit Committee Report” below.
Environmental, Social & Governance Committee
The ESG Committee assists the Board by:
•overseeing and monitoring the Company’s enterprise-wide approach to environmental issues, social responsibility and governance considerations;
•reviewing, evaluating and providing guidance to management with respect to social, employment, governance, diversity and inclusion, environmental and other matters of interest to the Company and its stakeholders;
•monitoring the Company’s progress towards achieving sustainability goals and objectives; and
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 21
•providing guidance on business conduct, ethics and other Code of Ethics and Business Conduct matters as the same relate to the subject matter being overseen by the ESG Committee.
If elected, each of Ms. Castagnino and Messrs. Simmons, Jr. and Visconto are independent directors as such term is defined by Rule 5605(a)(2) of the Nasdaq listing standards. The ESG Committee met two times during fiscal year 2025.
Nominating, Compensation and Stock Option Committee
The NCSO Committee assists the Board by:
•developing and recommending to the Board a set of effective corporate governance policies and procedures applicable to the Company;
•identifying, reviewing and evaluating individuals qualified to become Board members and recommending that the Board select director nominees for each annual meeting of the
Company’s shareholders;
•discharging the Board’s responsibilities relating to the compensation of Company executives;
and
•administering the Company’s equity-based compensation plans.
The NCSO Committee has identified certain qualifications it believes an individual should possess before it recommends such person as a nominee for election to the Board. The NCSO Committee believes that nominees for Director should possess the highest personal and professional ethics, integrity, values and judgment and be committed to representing the long-term interests of the
Company’s shareholders. While the NCSO Committee does not have a formal policy with respect to considering diversity in identifying nominees for directors, the NCSO Committee believes that diversity is an important factor in assessing potential board members along with the particular qualifications and experience required to meet the needs of the Board. Furthermore, as part of the NCSO
Committee’s review of board composition, the NCSO Committee considers diversity of experience and background in an effort to foster a strong and effective board. The NCSO Committee seeks to ensure that the composition of the Board at all times adheres to the independence requirements of the
Nasdaq listing standards and reflects a range of talents, skills, and expertise, particularly in the areas of management, leadership, and experience in the Company’s and related industries, sufficient to provide sound and prudent guidance with respect to the operations and interests of the Company.
Although the NCSO Committee has not established a formal process for identifying and evaluating nominees for Director, the NCSO Committee uses multiple sources for identifying and evaluating nominees for Director, including referrals from current Directors and shareholders.
The NCSO Committee has not adopted a policy or process by which shareholders may make recommendations to the NCSO Committee of candidates to be considered by this NCSO Committee for nomination for election as Directors. The NCSO Committee has determined that it is not appropriate to have such a policy because such recommendations may be informally submitted to and considered by the NCSO Committee under its Charter. Shareholders may make such recommendations by giving written notice to Healthcare Services Group, Inc., 3220 Tillman Drive, Suite
300, Bensalem, PA 19020, Attention: Corporate Secretary either by personal delivery or by United States mail.
The report of the NCSO Committee regarding executive compensation for the fiscal year ended
December 31, 2025 is included herein under the “Nominating, Compensation and Stock Option
Committee Report” below. If elected, each of Ms. Casey and Mr. Gallagher are independent directors as such term is defined by Rule 5605(a)(2) of the Nasdaq listing standards. The NCSO Committee met two times during fiscal year 2025 and also acts by unanimous written consent when necessary and appropriate.
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 22
Board Leadership
Jude Visconto was appointed Chairman of the Board of Directors in 2017 and has served as an independent director since 2015. The Board believes that Mr. Visconto’s financial background and management experience are qualifications for the role of Chairman of the Board. In addition, Mr.
Visconto’s operational experience brings additional perspective to the Board as the Company grows and provides continued operational excellence.
If Mr. Visconto is re-elected to the Board, it is the intention of the Board that he continue to serve as
Chairman of the Board. As Chairman of the Board, Mr. Visconto’s duties include: (i) approving agendas, schedules and supporting information provided to the Board; (ii) ensuring the Board has full, timely and relevant information to support its decision-making requirements; (iii) performing the duties of the
Chairman at Board meetings; (iv) consulting on the effectiveness of Board committees; (v) at his sole discretion, when necessary and appropriate, calling meetings of the Board’s non-employee directors;
(vi) consulting as to the timeliness of the flow of information from the Company that is necessary for the directors to effectively perform their duties; (vii) serving as principal liaison between the non-
employee, independent directors and the President and Chief Executive Officer; (viii) if requested by shareholders, being available for consultation and direct communication; and (ix) other duties requested by the Board. In addition, Mr. Visconto presides at executive sessions of the Board without the presence of management. We believe that including an independent chairman in our Board structure enhances the effectiveness of our Board. This structure strengthens our corporate governance by promoting active engagement, objectivity, independence and oversight of management.
Kurt Simmons, Jr. was appointed Chairman of the Audit Committee in 2022 and has served as an independent director since 2021. In the absence of the Chairman of the Board, the Chairman of the
Audit Committee will assume the interim responsibilities of the Chairman of the Board.
Directors' Fees
The Company pays each non-employee director a quarterly retainer. The Chairman of the Board and
Chairman of the Audit Committee each receive a quarterly retainer of $15,000. Non-chair members of the Audit Committee receive a quarterly retainer of $7,500. Members of the NCSO Committee receive a quarterly retainer of $3,750. Directors who do not sit on either of these committees receive a quarterly retainer of $2,500. In addition to these director fees our directors also receive equity awards in the form of Deferred Stock Units (“DSUs”). Each DSU award vests in one year from the grant date.
Once vested, the recipient shall be entitled to receive a lump sum payment of a number of shares equal to the total number of DSUs issued to such recipient upon the first to occur of (i) the five year anniversary of the date of grant, (ii) the recipient’s death, disability or separation of service from the
Board, or (iii) a change of control (as defined by the 2020 Amended Omnibus Incentive Plan).
Directors may elect to receive their retainers in the form of fully vested DSUs with a grant date fair value equivalent to their respective quarterly payment in lieu of cash. The number of DSUs granted to these directors is determined based on the stock price on the award date and approximates the cash value the directors would otherwise receive for their retainer. Messrs. Simmons Jr. and Whalen made the election to receive their 2025 Board of Directors retainer in the form of DSUs.
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 23
Directors’ Compensation
A director who is also an employee is not separately compensated for their service as a director. Our non-employee directors received the following aggregate amounts of compensation for the year ended December 31, 2025:

Name	Fees Earned or Paid in Cash	Deferred Stock Unit Awards [1]	Total
Diane S. Casey[2]	$15,000	$40,014	$55,014
Daniela Castagnino[3]	$10,000	$40,014	$50,014
Laura Grant [4]	$30,000	$40,014	$70,014
John J. McFadden[5]	$15,000	$40,014	$55,014
Dino D. Ottaviano[6]	$30,000	$40,014	$70,014
Kurt Simmons, Jr.[7]	$—	$100,059	$100,059
Jude Visconto[8]	$60,000	$40,014	$100,014
Thomas G Whalen[7]	$—	$46,003	$46,003

1.The amounts in this column do not reflect compensation actually received by the Director, nor do they reflect the actual value that will be recognized by the Director. Instead, the amounts represent the expense to be recognized for financial statement reporting purposes with respect to the grant date fair value of the 2025 DSU awards made to each Director. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, the fair value of the awards was estimated using the share price on the date of grant.
2.Ms. Casey had vested options to purchase 24,004 shares of Common Stock as of December 31, 2025.
3.Ms. Castagnino had vested options to purchase 10,002 shares of Common Stock as of December 31, 2025.
4.Ms. Grant had vested options to purchase 5,001 shares of Common Stock as of December 31, 2025.
5.Mr. McFadden had vested options to purchase 25,005 shares of Common Stock as of December 31, 2025.
6.Mr. Ottaviano had vested options to purchase 25,005 shares of Common Stock as of December 31, 2025.
7.Messrs. Simmons, Jr. and Whalen had no vested options as of December 31, 2025.
8.Mr. Visconto had vested options to purchase 25,005 shares of Common Stock as of December 31, 2025.
Code of Ethics and Business Conduct and Insider Trading Policy
We have adopted a Code of Ethics and Business Conduct for directors, officers and employees of the
Company. Our Code of Ethics and Business Conduct is intended to ensure compliance with all laws and regulations affecting our ability to provide quality services to our clients and abiding by principles of integrity, honor and concern for others. It is intended to promote honest and ethical conduct and full and accurate reporting of compliance matters. Our Code of Ethics and Business Conduct covers topics including health and safety, conflicts of interest, inappropriate workplace behavior, use of customer property and others. All company personnel are required to complete annual ethics and compliance training. A copy of the Code of Ethics and Business Conduct is posted on our website at
www.hcsgcorp.com.
In addition, we have an insider trading policy governing the purchase, sale and other dispositions of our securities (the “Insider Trading Policy”) that applies to all of the Company’s directors, officers, employees and other covered persons identified within the Insider Trading Policy. We believe that the
Insider Trading Policy is reasonably designed to promote compliance with applicable U.S. federal securities laws, rules and regulations, as well as Nasdaq listing standards applicable to the Company, relating to insider trading.
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 24
Board's Role in Risk Oversight
Our Board is responsible for overseeing the Company’s risk management process. The Board focuses on the Company’s general risk management strategy, including the most significant risks facing the
Company, and ensures that appropriate risk mitigation strategies are implemented by management.
The Board monitors particular risk management matters in connection with its general oversight and approval of corporate matters. In addition, the Company maintains an Ethics and Compliance Hotline accessible to all employees and an Incident Management Policy that requires that any reports or allegations related to (i) accounting, internal accounting controls or auditing matters, (ii) questionable accounting or auditing matters, (iii) fraud, and (iv) violations of the Company’s Code of Ethics and
Business Conduct be thoroughly investigated (with consultation with the Audit Committee, as appropriate), and that the Chief Compliance Officer provide reporting of compliance activity to the
Audit Committee on a quarterly basis.
The Board delegates to the Audit Committee oversight of certain aspects of the Company’s risk management process. Among its duties, the Audit Committee oversees the Company’s compliance with legal and regulatory requirements, the internal audit function, the cybersecurity risk program, and the system of disclosure controls and system of internal financial, accounting and legal compliance controls. The Board receives a quarterly update from the Audit Committee, which includes a review of items addressed during prior quarters. Our NCSO and ESG Committees also consider and address risk as they perform their committee responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material risk.
The Company’s management is responsible for day-to-day risk management under the direction of
Jason J. Bundick, the Company’s Executive Vice President, Chief Compliance Officer, General Counsel
and Secretary. Mr. Bundick provides quarterly reports regarding the Company’s enterprise risk management process and relevant legal and regulatory compliance issues to the Board of Directors.
This oversight includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational, environmental, social and governance, compliance and reporting levels. The Company conducts an annual review of the Company’s disclosure controls and procedures, code of ethics and billing and sales compliance. To the extent deemed necessary, the
Company revises such procedures and policies. We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.
Cybersecurity
The Audit Committee oversees the Company's cybersecurity risk mitigation efforts, and management is responsible for implementing the cybersecurity risk prevention program. The program includes ongoing employee education and procedures for cybersecurity incident prevention, detection and response. The Audit Committee reports to the full Board as appropriate, including when a matter rises to the level of a material risk. The Company retains a third-party consulting firm specializing in cybersecurity which assesses the Company's cyber-related risk exposure and provides recommendations for management to mitigate against such risks. Management provides quarterly updates on cybersecurity matters to the Audit Committee. Despite these efforts, we have experienced a cybersecurity incident in the past, are at risk in the future of suffering data breaches and system disruptions, and we cannot provide any assurances that such events and impacts will not be material in the future. For more information on the Company's risks and risk mitigation efforts regarding cybersecurity refer to Item 1A and Item 1C in the Company's Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC.
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 25
Communications from Shareholders
The Board has established a process for shareholders to send communications to the Board.
Shareholders may send communications to the Board generally or to a specific director at any time by writing to: Healthcare Services Group, Inc., 3220 Tillman Drive, Suite 300, Bensalem, PA 19020, Attention:
Corporate Secretary. The Company reviews all messages received and forwards any message that reasonably appears to be a communication from a shareholder about a matter of shareholder interest that is intended for communication to the Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to the Board generally, to the chairwoman of the NCSO Committee. Because other appropriate avenues of communication exist for matters that are not of shareholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of shareholder interest are not forwarded to the Board.
Non-Director Executive Officers
Our non-director executive officers for the 2025 fiscal year are listed below. For biographical information relating to Mr. Wahl, please refer to the Company’s Board nominees section of this Proxy
Statement.

ANDREW M. BROPHY, CPA, MBA | Senior Vice President & Chief Accounting Officer | Age: 36

Mr. Brophy has served in his current role since 2024. Mr. Brophy had previously served as Principal Accounting Officer & Controller, Acting Principal Accounting
Officer, and Director of Accounting. Mr. Brophy joined the Company in 2018 as SEC
Reporting Manager. Prior to joining the Company, Mr. Brophy was a Senior
Consultant with Centri Business Consulting.

JASON J. BUNDICK, ESQ. | Executive Vice President, Chief Compliance Officer, General Counsel & Secretary | Age: 49

Mr. Bundick has served in his current role since 2013. Mr. Bundick joined the
Company in 2012 as Corporate Counsel. Prior to joining the Company, Mr. Bundick was an attorney with the law firm of Drinker Biddle & Reath LLP.

ANDREW W. KUSH | Executive Vice President & Chief Operating Officer | Age: 48

Mr. Kush has served in his current role since 2020. Mr. Kush had previously served as
Executive Vice President and Chief Administrative Officer and as Senior Vice
President of Human Resources & Risk Management. Mr. Kush joined the Company in
2010 as the Vice President of Human Resources. Prior to joining the Company, Mr.
Kush was a Vice President of Risk Management with PNC Financial Services Group,
Inc.

PATRICK J. ORR, ESQ. | Executive Vice President & Chief Revenue Officer | Age: 51

Mr. Orr has served in his current role since 2021. Mr. Orr joined the Company in 2014 as Senior Vice President of Financial Services. Prior to joining the Company, Mr. Orr was a partner at the law firm of Klestadt & Winters, LLP.

HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 26

JOHN C. SHEA, CPA, MBA | Executive Vice President & Chief Administrative Officer | Age: 54

Mr. Shea has served in his current role since 2021. Mr. Shea had previously served as
Chief Financial Officer, Secretary, Vice President of Finance, and Chief Accounting
Officer. Mr. Shea joined the Company in 2009 as the Director of Regulatory
Reporting. Prior to joining the Company, Mr. Shea was a Senior Manager with Ernst &
Young’s Transaction Advisory Services.

VIKAS SINGH | Executive Vice President & Chief Financial Officer | Age: 49

Mr. Singh has served in his current role since 2024. Prior to joining the Company, Mr.
Singh was a Managing Director in Global Capital Markets at Bank of America
Securities, where he worked for nearly 15 years. Prior to that, Mr. Singh worked at
Credit Suisse Investment Banking in New York and at Citibank in the Asia Pacific
Credit Cards Group. Mr. Singh began his career with GSK's Consumer Healthcare
Division and held progressively senior roles in Sales and Marketing.

Executive
Compensation
Proxy Statement | 2026
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 28
Advisory Vote on Executive Compensation. (Proposal No. 2)
The Board of Directors recognizes the significant interest of shareholders in executive compensation matters. Pursuant to amendments to Section 14A of the Exchange Act and the shareholder vote on the frequency of the advisory vote on executive compensation at our 2025 Annual Meeting of
Shareholders, we are providing our shareholders with an annual opportunity to cast an advisory vote
(commonly referred to as “say-on-pay”) to approve the compensation of our Named Executive
Officers.
We are asking our shareholders to provide advisory approval of the compensation of our Named
Executive Officers (which consist of our President and Chief Executive Officer, Chief Financial Officer,
and our other three highest paid executive officers in 2025), as such compensation is disclosed in the
Compensation Discussion and Analysis, compensation tables and narrative discussion set forth below in this Proxy Statement. Our executive compensation programs are designed to enable us to attract, motivate and retain executive talent, who are critical to our success. Our compensation philosophy and framework have resulted in compensation for our President and Chief Executive Officer and
Executive Vice Presidents of the Company that is tied to the Company’s financial results and the other performance factors described in the section of this Proxy Statement entitled Compensation
Discussion and Analysis below. These programs focus on rewarding the types of performance that increase shareholder value, link executive compensation to the Company’s long-term strategic objectives and align interests of the President and Chief Executive Officer and Executive Vice Presidents
of the Company with those of our shareholders. The Company believes that its executive compensation programs, which emphasize long-term equity awards and variable compensation, satisfy these goals. A substantial portion of the total compensation paid to the President and Chief
Executive Officer and Executive Vice Presidents of the Company is intended to be variable and delivered on a pay-for-performance basis.
Our Board of Directors believes that the information provided above and within the “Executive
Compensation” section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our shareholders’ interests and support long-term value creation.
The Board of Directors recommend a vote “FOR” the adoption of the following non-binding resolution:
RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this Proxy Statement.
This say-on-pay vote is advisory, and therefore not binding on the Company, the NCSO Committee or our Board of Directors.
Vote Required
Approval of Proposal No. 2 requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting in person or by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes, will not have the same legal effect as an “against” vote and will not be counted in determining whether the proposal has received the required shareholder vote.
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 29
Compensation, Discussion & Analysis
Healthcare Services Group, Inc. provides management, administrative and operating expertise and services to the housekeeping, laundry, linen, facility maintenance and dietary service departments of healthcare facilities, including nursing homes, retirement complexes, rehabilitation centers and hospitals located throughout the United States. We provide such services to approximately 2,800 facilities throughout the continental United States as of December 31, 2025. We believe we are the largest provider of housekeeping and laundry management services to the long-term care industry in the United States.
With 50 years of industry experience, HCSG aims to deliver improved operational, regulatory, and financial outcomes. We seek to achieve this by designing and implementing the most efficient systems, holding our teams accountable, measuring and reporting our results and designing quality assurance programs to continually assess and improve our programs. We pursue excellence via an ever-evolving and expanding focus on training and the development of team members at every level.
At all times, we are guided by our Company Purpose of Fostering Fulfillment in Communities.
Our Named Executive Officers
In 2025, our Named Executive Officers (“NEOs”) were as follows:
•Theodore Wahl (Principal Executive Officer)
•Vikas Singh (Principal Financial Officer)
•Andrew W. Kush
•John C. Shea
•Patrick J. Orr
We refer to our President and Chief Executive Officer and our Executive Vice Presidents (including Jason
J. Bundick) as the Company’s “Executive Management Team.” The Company's non-director executive officers include the non-director members of the Executive Management Team and Andrew M. Brophy.
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 30
2025 Business Highlights
2025 was a strong year for HCSG which exceeded our initial expectations for revenue, earnings and cash flow, driven by disciplined execution of our strategic priorities. Industry fundamentals continue to gain strength, highlighted by the multi-decade demographic tailwind that is now beginning to show in the long-term and post-acute care system. From an overall operational and financial stewardship point of view, the Board and NCSO Committee believed that in 2025, the Executive Management Team performed well to capitalize on the improving market conditions and generate positive momentum for the future.
Key 2025 accomplishments included the following:
•Guided by our Company Purpose of Fostering Fulfillment in Communities, our Managers and
Associates continued to lead and serve on the frontlines while tirelessly supporting our customers and ensuring the well-being of America’s most vulnerable;
•Strengthened year-over-year financial performance by increasing revenues, net income and operating cash flows compared to 2024;
•Disciplined execution of our capital allocation strategy, by prioritizing investments in internal growth drivers (including management development, employee engagement, and technology), returning over $60 million to shareholders through our share repurchase program and completing strategic investment and M&A opportunities totaling $10 million;
•Further reduced workers' compensation claim scope resulting in favorable loss development trends; and
•Demonstrated continued financial discipline, while laying the foundation for further efficiency, with return on assets1 of 9.6%, return on equity1 of 14.9% and return on invested capital1 of 13.7%.
1.  Excludes the impact of bad debt expense from the 2025 Genesis Healthcare bankruptcy, receipt of employee retention tax credits and market impacts of the Company's deferred compensation plan.
Compensation Objectives
The Board and NCSO Committee did not make any adjustments to the executive compensation framework in 2025. The base salary of our CEO (which has been unchanged since 2016) remained unchanged. Incentive compensation for 2025 was based on the same metrics used in 2024 as the metrics used in determining incentive awards have proven to be resilient and relevant. The details below more fully describe our structure and compensation paid in fiscal year 2025.
NEO compensation is based on a combination of Company and individual contributions to our performance, along with each NEO’s level and scope of responsibility. Our NCSO Committee believes that the compensation paid is consistent with our overarching principle that the compensation plan for the Executive Management Team should be closely aligned with Company performance on both a short-term and long-term basis to create value for shareholders, and that such compensation should assist us in attracting and retaining high-level executive talent.
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 31
In establishing compensation for the Executive Management Team, the following are the objectives of the Company and the NCSO Committee:
•Attract and retain individuals of superior ability and executive talent;
•Align executive compensation with our corporate strategies, business objectives and the long-
term interests of our shareholders; and
•Enhance the executive officers’ incentive to maximize shareholder value, as well as promote retention of key personnel, by providing a portion of total compensation in the form of direct ownership in the Company through equity compensation.
To support these objectives, the Company’s compensation program for the Executive Management
Team has the following characteristics:

What we do:		What we don’t do:
o	Significant share ownership requirements for the CEO and Executive Vice Presidents	o	No employment agreements containing special severance payments such as golden parachutes
o	Double-trigger requirements for vesting of equity awards on a change in control	o	No hedging or engaging in derivative transactions related to Company shares
o	A cap on the annual incentive payout for the CEO	o	No gross-up payments to cover income taxes related to executive compensation
o	Majority of the Executive Management Team’s compensation is “at-risk”	o	No repricing, backdating or cash surrendering of stock options
o	Operate a clawback policy that applies to “at-risk” variable compensation	o	No retirement programs that are specific to executive officers
o	Balance “at-risk” compensation across short-term and long-term time horizons
o	Engagement of an independent compensation consultant
Compensation Oversight
Among its duties, the NCSO Committee is accountable for discharging the Board’s responsibilities relating to the compensation of the Company’s NEOs. Accordingly, the NCSO Committee conducts an annual review of the aggregate level of such compensation, as well as the mix of elements used to compensate the NEOs.
To achieve these objectives, our overall compensation program aims to pay our NEOs competitively, consistent with our success and their contribution to that success. To accomplish these objectives we rely on programs that provide compensation in the form of both cash and equity. Although our NCSO
Committee has not adopted any formal guidelines for allocating total compensation between cash and equity, the NCSO Committee considers the balance between providing short-term and long-term incentives which are designed to help align the interests of management with the interests of shareholders.
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 32
Determination of Compensation Awards
The compensation of the President and Chief Executive Officer of the Company is determined by the
NCSO Committee. Such determination is based on a number of factors including:
•Consideration of the operating and financial performance of the Company, primarily its income before income taxes;
•Attainment of a level of compensation designed to retain a superior executive in a highly competitive environment; and
•Consideration of the individual’s overall contribution to the Company.
The NCSO Committee has also historically taken into account input from other independent members of our Board in determining the compensation of the President and Chief Executive Officer.
Compensation for the other NEOs is recommended by the President and Chief Executive Officer and reviewed by the NCSO Committee, taking into account the same factors described above.
The Company engages an independent compensation consultant as needed, who provides advice as requested in areas such as peer group composition, market benchmarking and executive compensation policy design.
In reviewing compensation, publicly available data relating to the compensation practices and policies of other companies within and outside our industry is collected to the extent it is available. For
CEO compensation, our review includes comparing to data analyzed from proxy filings from the below listed companies. For other Executive Management Team members, compensation survey data is also used for companies with similar revenues to the Company. The NCSO Committee believes that gathering information about the compensation practices of other companies is an important part of our compensation-related decision-making process.
Given the challenge that there are no other U.S. publicly-traded companies specifically engaged exclusively in the Company’s business, which provides housekeeping and food services primarily to the healthcare industry and overwhelmingly to the long-term care segment of the industry, our comparator group has been developed looking at a broader cross-section of service industry companies. The NCSO Committee periodically reviews the peer group to identify relevant companies for comparison. The following companies have been selected as reasonable comparators for talent as they operate in similar industries, are of similar size and scope and/or have similar employee bases.
That group consists of the following:

o	ABM Industries Incorporated	o	CoreCivic, Inc.
o	AMN Healthcare Services, Inc.	o	J&J Snack Foods Corp.
o	Chemed Corporation	o	The Brink’s Company
o	Clean Harbors, Inc.	o	UniFirst Corporation
Given the challenges noted above in identifying directly comparable companies, if and when collected, market data is just one factor that the NCSO Committee considers in reaching decisions.
Such other factors considered include individual performance, the trends in Company performance relative to broader market indices, the industry in which we operate, tax implications and achievements in the Company’s social and sustainability efforts.
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 33
Incorporating Shareholder Feedback
The NCSO Committee was pleased that approximately 94% of votes cast at the 2025 Annual Meeting of
Shareholders approved, on an advisory basis, the compensation of the Company’s NEOs at such time.
The NCSO Committee considered that support in its efforts to align the Company’s executive compensation policies with long-term shareholder interests. In particular, we believe that the voting outcome reaffirmed that the changes we have made over the past several years, which include introducing performance-based equity awards, continue to be well received and effective.
The NCSO Committee will continue to monitor voting outcomes and feedback received from shareholders in reviewing the compensation program of our NEOs.
Alignment of Pay and Performance
The NCSO Committee believes that including a blend of stock options, restricted stock units (“RSUs”)
and performance stock units ("PSUs") as a significant component of compensation for our Executive
Management Team has successfully aligned pay with performance. This is evidenced through the fact that during the tenure of our current President and Chief Executive Officer, the outcome under the annual incentive plan and value of equity awarded has generally trended in line with operating performance.
Elements of Compensation
Base SalaryBase salaries for our NEOs are established based on the scope of their responsibilities and individual experience, taking into account competitive market compensation paid by companies in our industry for each such position. Base salaries are reviewed annually and may be adjusted to take into account changes in responsibilities, individual performance, experience, practices in our compensation comparator group and the state of our industry more broadly.

Named Executive Officer	2024 Base Salary	2025 Base Salary	Change
Theodore Wahl[1]	$1,005,108	$1,005,108	—%
Vikas Singh[2]	$153,846	$578,998	276.3%
Andrew W. Kush	$639,000	$651,288	1.9%
John C. Shea	$606,703	$618,371	1.9%
Patrick J. Orr	$580,147	$591,304	1.9%
1.Mr. Wahl’s base salary as President and Chief Executive Officer for 2025 was approved by the NCSO on December 13, 2024 and has remained unchanged since 2016.
2.Mr. Singh’s 2024 base salary represents a prorated amount of his annual base salary from his start date with the Company in
2024 through the end of the Company's fiscal year.
Annual IncentivesWe structure our annual incentive program as incentive bonus payments to reward our NEOs based on the Company’s performance and our evaluation of the individual executive’s contribution to that performance. This allows the NEOs to receive a significant portion of their compensation based on the results that they helped us to achieve.
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 34
The incentive bonuses paid to the members of the Executive Management Team are calculated as a percentage of the Company’s income before income taxes. The CEO receives his bonus on an annual basis while the other members of the Executive Management Team receive quarterly bonus payments.
This approach reflects the importance of income before income taxes in assessing our overall performance for those responsible for the Company’s operational and financial success, providing line of sight to both top-line growth and the appropriate management of costs. This performance-based compensation structure aligns with our strategic focus and Company Vision - To Be THE Choice For Our
Customers - resulting in retention of and growth in relationships through good customer service, expansion of our services, effective execution in all that we do and cost management.
For NEOs other than the President and Chief Executive Officer, incentive compensation can be modified up or down based on other aspects of quantifiable financial and operational performance for which the executive officers are accountable. Examples of the performance taken into account include growth in the number of facilities serviced, segment profitability, client retention and satisfaction and overall management of their functional area. No discretion is applied in determining the total value of the annual incentive earned by the President and Chief Executive Officer given his direct accountability to shareholders for our overall financial performance.
For the President and Chief Executive Officer, the annual incentive payout is subject to an overall maximum of two times base salary. The total annual incentive earned by Mr. Wahl for 2025 was
$508,995, equating to 51% of base salary. Mr. Wahl elected to receive 35% of this compensation, or
$178,135, in the form of shares of Common Stock in early 2026. The remaining balance of $330,860 was received in cash.
Annual incentive outcomes for the other members of the Executive Management Team were validated against the operational performance achievements towards which they contributed. Accordingly, the following payments were approved for our NEOs with respect to 2025 performance:

Named Executive Officer	2025 Cash Annual Incentive	2025 Equity Annual Incentive	2025 Annual Incentive (% of salary)
Theodore Wahl	$330,860	$178,135	51%
Vikas Singh	$77,998	$—	13%
Andrew W. Kush	$178,482	$—	27%
John C. Shea	$91,573	$—	15%
Patrick J. Orr	$144,889	$—	25%
Long-Term Equity Incentive AwardsThe NCSO Committee is responsible for approving the population of individuals who will be granted equity awards, the number of equity awards each individual will receive, the option price per share (if applicable), the exercise period (if applicable) and vesting of each award. Guidelines for the number of equity awards granted to each officer are determined using a procedure approved by the NCSO Committee based upon several factors, including the officer’s salary level, individual contributions to the Company’s performance and the value of the equity award at the time of grant. We grant equity awards at the fair market value of the underlying stock on the date of grant.
Long-term equity incentive awards are currently granted to the Executive Management Team as a combination of stock options, RSUs and PSUs. The NCSO Committee believes that the use of stock options, RSUs and PSUs provides a clear incentive to the Executive Management Team to deliver long-
term sustainable and profitable growth which translates into value creation for our shareholders, in a responsible way. The vesting of RSUs is phased over a period of five years, and the vesting of PSUs is three years, to reinforce this long-term focus and enhance retention.
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 35
In making its decision to grant these awards, the NCSO Committee considered the competitive challenges to our business and the resulting focus, efforts and expertise the Executive Management
Team has expended to meet these challenges and foster the growth and financial position of the
Company. In determining award values, the NCSO Committee considers a range of factors that takes into account not just competitive market data, but also the performance of the Company more generally and the contributions of individuals to our performance accomplishments in the prior year.
The following awards were approved and granted during 2025 to our NEOs:

Named Executive Officer	Stock Options (#)	Stock Option Grant Date Fair Value[1]	Restricted Stock Units (#)	Restricted Stock Units Grant Date Fair Value[1]	Performance Stock Units (#)	Performance Stock Units Grant Date Fair Value[2]	Total Grant Date Fair Value
Theodore Wahl	134,558	$818,544	139,208	$1,637,086	55,495	$818,551	$3,274,181
Vikas Singh	19,233	$116,998	30,908	$391,003	7,932	$116,997	$624,998
Andrew W. Kush	27,955	$170,056	28,921	$340,111	11,529	$170,053	$680,220
John C. Shea	27,465	$167,075	28,414	$334,149	11,327	$167,073	$668,297
Patrick J. Orr	25,965	$157,950	26,862	$315,897	10,709	$157,958	$631,805
1.All options and RSU awards granted vest and are exercisable ratably over a five-year period on each yearly anniversary of the grant date of the award.
2.PSUs vest upon certification by the Board in 2028, provided that the performance targets, based on relative Total
Shareholder Return (“TSR”), are met for the three-year period ended December 31, 2027.
PSUs can be earned based on a three-year relative TSR performance relative to a selected index; the
Russell 2000 was selected for 2025 grants, while the S&P MidCap 400 Index was selected for 2024 and
2023 grants. The NCSO determined that each index was an appropriate basis for performance measurement given the absence of a sufficiently large enough group of directly relevant peers for performance comparisons.
The table below represents the vesting conditions for performance stock unit awards:

HCSG TSR Percentile Ranking	Percentage of Target PSUs Earned
Less than the 25th percentile	—%
at the 25th percentile(1)	50%
at the 50th percentile	100%
At or above the 75th percentile	150%
(1) Performance between the 25th percentile and the 75th percentiles is interpolated.
In 2025, 2024 and 2023, the NCSO Committee granted options to purchase an aggregate of approximately 235,000, 252,000 and 181,000 shares of Common Stock, respectively, to our NEOs. In
2025, 2024 and 2023, the NCSO Committee granted RSUs of an aggregate of approximately 254,000,
251,000, and 176,000 shares, respectively, to our NEOs. In 2025, 2024 and 2023, the NCSO Committee
granted PSUs of an aggregate of approximately 97,000, 108,000 and 73,000 shares, respectively, to the
NEOs. See the table entitled Grant of Plan-Based Awards included in this Proxy Statement for more information on the 2025 grants. The NCSO Committee has also granted awards to other levels of
Company management and key employees creating a culture of ownership and to incentivize and encourage contributions and performance results that drive long-term shareholder value.
Deferred Compensation Plan    The Company offers a Supplemental Executive Retirement Plan (“SERP”)
for executives and certain key employees. The SERP is not qualified under Section 401 of the Internal
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 36
Revenue Code. The SERP allows participants to defer up to 25% of their earned income on a pre-tax basis and as of the last day of each plan year, each participant will be credited with a 25% match of their earnings deferred (up to 15%) in the form of the Company’s Common Stock based on the then-
current market value. SERP participants fully vest in the Company’s matching contribution three years from the first day of the initial year of participation. The income deferred and the matching contributions are unsecured and subject to the claims of the Company’s general creditors.
Under the SERP, we are authorized to issue up to 1,012,000 shares of our Common Stock to our employees. Pursuant to such authorization, approximately 144,000 shares are available for future grant at December 31, 2025. As of December 31, 2025, and since the initiation of the SERP, the Company’s 25%
match has resulted in approximately 868,000 shares of Common Stock being issued. At the time of issuance, such shares are accounted for at cost, as treasury stock. At December 31, 2025, approximately 382,000 of such shares are vested and remain in the respective active participants’
accounts. Participants may not withdraw or sell such stock until the termination of their employment.
Employee Stock Purchase Plan We have an Employee Stock Purchase Plan (“ESPP”) for all eligible employees. All full-time and certain part-time employees who have completed two years of continuous service with us are eligible to participate. In 2021, the Board of Directors extended the ESPP for an additional five offerings through 2026. Annual offerings commence and terminate on the respective year’s first and last calendar day. Under the ESPP, we are authorized to issue up to 4,050,000 shares of our Common Stock to our employees. Pursuant to such authorization, we have 1,603,000 shares available for future grant at December 31, 2025. Furthermore, under the terms of the ESPP, eligible employees may contribute through payroll deductions up to $21,250 (85% of IRS limitation) of their compensation toward the purchase of the Company’s Common Stock. No employee may purchase Common Stock which exceeds $25,000 in fair market value (determined on the date of grant) for each calendar year. The price per share is equal to the lower of 85% of the fair market price on the first day of the offering period or 85% of the fair market price on the day of purchase (the last day of the offering period).
Other Elements of Compensation and Perquisites
Medical Insurance: We provide to each NEO and their respective spouses and children such health, dental and optical insurance as we may from time to time make available to our management employees. This insurance benefit requires an employee co-payment of the insurance premium.
Life and Disability Insurance: We provide to each NEO such disability and/or life insurance as we in our sole discretion may from time to time make available to our other management employees.
Automobile Use: Members of the Executive Management Team are provided with the use of a
Company fleet vehicle.
Compensation Risk Assessment
Our NCSO committee believes that our incentive compensation arrangements of the Company’s NEOs provide incentives that do not encourage risk-taking beyond our ability to effectively identify and manage significant risks; are compatible with effective internal controls and the risk management practices of our Company; and are supported by the oversight and administration of the NCSO committee because (i) the annual long-term (equity-based) compensation programs are subject to 3 year (for PSUs) or 5 year (for RSUs and stock options) time-based vesting conditions and (ii)
performance targets for the annual short-term (cash bonus) compensation programs in place for the
Executive Management Team, were linked to overall corporate performance (percentage of the
Company’s income before taxes). For the annual short-term (cash bonus) compensation programs in place for our eligible home office and field operations leaders, performance targets were linked to multiple performance measures including non-financial objectives (such as recruiting and developing future management personnel, maintaining good relationships with clients and employees, and
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 37
compliance with operational reporting requirements), with reasonable caps and appropriate controls to establish targets and validate actual performance against the targets before payouts were made.
Further, our Chief Compliance Officer reports to the NCSO Committee on at least an annual basis on matters relating to employee compensation.
Stock Ownership Guidelines
Members of the Executive Management Team are expected to hold an amount of Company Common
Stock with a value that is at least equal to a specified multiple of their base salary. Newly appointed members of the Executive Management Team must attain the guideline ownership within five years of the date that they become executive officers. In accordance with this policy, the President and Chief
Executive Officer is required to hold stock with a value of at least six times his base salary, while the
Company’s Executive Vice Presidents are each required to hold common stock with a value of at least two times their base salary.
Stock ownership includes shares owned outright, RSUs and stock equivalents held under deferred compensation arrangements. Additionally, one-half of the guidelines may be met by vested, in-the-
money stock options held by the executive. If an executive does not meet the ownership requirement on the applicable measurement date, the executive must retain all net shares from the exercise of stock options and the vesting of restricted stock units until the minimum current ownership requirement is achieved.
The following table includes our Executive Management Team's requirements for the stock ownership guidelines and current ownership as of December 31, 2025.

Executive Management Team	Ownership Requirement (% of salary)	Ownership as of December 31, 2025 (% of salary)
Theodore Wahl	600%	1,607%
Vikas Singh[1]	200%	102%
Andrew W. Kush	200%	321%
John C. Shea	200%	385%
Patrick J. Orr	200%	357%
Jason J. Bundick	200%	347%
1.Mr. Singh is currently within the five-year transition period permitted under the policy and, accordingly, is not yet required to be in full compliance.
All members of the Executive Management Team remained in compliance with the guidelines throughout the year ended December 31, 2025.
Change of Control
The Company’s 2020 Amended Omnibus Incentive Plan includes a “double-trigger” approach to vesting of stock awards upon a change in control, meaning vesting would occur if a change in control occurs and the outstanding equity awards are not fully assumed, or where the outstanding equity awards are fully assumed by the resulting entity and the participant is subsequently terminated or resigns for good reason. We believe a double-trigger approach provides adequate employment protections and reduces, for the shareholders’ benefit, potential transaction costs associated with the awards.
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 38
Clawback Policy
The Company adopted a clawback policy to align with listing rules adopted by Nasdaq as required by the SEC. The policy applies to all executive officers (as defined under the applicable rules) and requires the Company to seek to recoup certain incentive-based compensation, where cash- or equity-based, from current or former officers and in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws.
The Board of Directors has delegated the oversight of this policy to the NCSO Committee, which has the authority to determine the necessity, exercise and implement the clawback of executive incentive-
based compensation in the event of a restatement of Company financial statements. In the event that recovery is required, the NCSO Committee will review and recover reasonably promptly the applicable portion of incentive-based compensation awarded to or earned by our officers during the three-year period prior to any restatement of the Company’s financial results. Recovery will be required on a “no fault” basis, without regard to whether any misconduct occurred and without regard to whether an executive officer was responsible for the erroneous financial statements.
Stock Trading Black-Out Period and Anti-Hedging Policy
Under the Company’s insider trading policy, officers, non-employee directors and key personnel may purchase or sell our securities only during non “black-out periods”. “Black-out periods” begin at the close of trading on Monday of the third week in the third month of each fiscal quarter and end at the close of the business day following the date of each quarterly earnings announcement. Additionally, the Company has adopted a policy which prohibits our officers, non-employee directors and key personnel from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset any decrease in the market value of our Common Stock.
Equity Award Grant Practices
Long-term equity incentive awards are discretionary and are generally granted to the Executive
Management team on the first or second business day of the applicable fiscal year. As described in further detail above in the "Elements of Compensation" section, long-term equity incentive awards include a combination of stock options, RSUs, and PSUs. The NCSO Committee is responsible for approving these grants. There are no option awards granted to non-Executive Management Team employees, except for the Chief Communications Officer. The NCSO Committee holds meetings each year to determine the long-term equity incentive awards to be granted to the Executive Management
Team in the beginning of the following year. The NCSO Committee did not take material nonpublic information into account when determining the timing and terms of equity awards in 2025. The timing of the grants is in accordance with the yearly compensation cycle, with grants starting in the beginning of each new fiscal year to assist in incentivizing executives.
Eligible employees, including the Executive Management Team, may voluntarily enroll in the ESPP and purchase shares at a discount via payroll deductions. The ESPP is offered once a year. There were no option awards granted within four business days prior or one business day after the release of material nonpublic information.
The Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. The grants are made following an annual, predetermined compensation cycle.
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 39
Summary Compensation Table
The following table sets forth certain information regarding compensation during the Company’s prior three fiscal years, as applicable, for the Company’s NEOs.

Name and Principal Position		Salary	Stock Awards[1]	Option Awards[2]	Non-Equity Incentive Plan Compensation [3]	Nonqualified Deferred Compensation Earnings	All Other Compensation [4]	Total
	Year	($)	($)	($)	($)	($)	($)	($)
Theodore Wahl	2025	1,005,108	2,475,457	818,544	330,851	53,307	42,456	4,725,723
President & Chief Executive Officer & Director	2024	1,005,108	2,526,539	793,643	258,092	50,377	49,887	4,683,646
	2023	1,005,108	2,431,170	762,697	258,648	55,080	47,207	4,559,910

Vikas Singh[5]	2025	578,998	508,000	116,998	77,998	—	32,837	1,314,831
Executive Vice President & Chief Financial Officer	2024	153,846	—	—	8,334	—	3,294	165,474

Andrew W. Kush	2025	651,288	510,164	170,056	178,482	31,127	42,170	1,583,287
Executive Vice President & Chief Operating Officer	2024	639,000	485,254	161,752	162,503	29,627	40,028	1,518,164
	2023	639,000	454,332	151,444	144,163	25,968	37,525	1,452,432

John C. Shea	2025	618,371	521,042	167,075	91,573	26,634	43,736	1,468,431
Executive Vice President & Chief Administrative Officer	2024	606,703	492,996	164,329	101,562	26,298	32,606	1,424,494
	2023	606,703	454,332	151,444	90,100	24,012	33,426	1,360,017

Patrick J. Orr	2025	591,304	477,587	157,950	144,889	27,609	28,420	1,427,759
Executive Vice President & Chief Revenue Officer	2024	580,147	471,878	154,632	121,877	21,601	25,772	1,375,907
	2023	579,407	347,371	114,536	108,122	21,780	22,335	1,193,551

1.The total amounts in these columns do not reflect compensation actually received by the NEO, nor do they reflect the actual value that will be recognized by the NEO. Instead, the amounts reflect the aggregate grant date fair value of RSUs, PSUs, incentive awards received in stock, and ESPP awards computed in accordance with FASB ASC Topic 718. A more detailed discussion of the assumptions used in calculating these values may be found in Note 11 — Share-Based Compensation within the Notes to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025. For PSUs granted in 2025, the grant date fair value reported is based upon the probable outcome of performance at the grant date.
The grant date fair value of PSUs is determined based on a Monte Carlo simulation.

	Fiscal 2025 Grants of PSUs
	Probable Outcome ($)	Highest Outcome ($)
Theodore Wahl	818,551	1,227,827
Vikas Singh	116,997	175,496
Andrew W. Kush	170,053	255,079
John C. Shea	167,073	250,610
Patrick J. Orr	157,958	236,937
2.The total amounts in this column do not reflect compensation actually received by the NEO, nor do they reflect the actual value that will be recognized by the NEO. Instead, the amounts reflect the aggregate grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718. A more detailed discussion of the assumptions used in calculating these amounts may be found in Note 11 of the Notes to the Financial Statements in our Annual Report on Form 10-
K for the year ended December 31, 2025. Refer also to the Compensation Discussion and Analysis for further information.
3.Amounts shown in this column represent annual performance-based cash payments under the annual incentive program, as described in the Compensation Discussion and Analysis. No future pay-outs will be made with respect to any of the plan-
based awards under the plan.
4.Includes automobile allowance, vehicle lease and contributions paid by the Company towards employee’s insurance premiums.
5.On September 3, 2024, Mr. Singh became the Company’s Executive Vice President and Chief Financial Officer, effective the same day.
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 40
Grant of Plan-Based Awards
The following table sets forth information concerning grants of plan-based awards made by us during the year ended December 31, 2025, to each of the NEOs.

	Grant Date	Date Award Approved	Estimated Future Payouts Under Equity Incentive Plan Awards[1]	Estimated Future Payouts Under Equity Incentive Plan Awards (#)[2]			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Stock Options & Awards	Grant Date Fair Value of Stock Options & Awards
Name			Target (#)	Thres- hold	Target	Maxi- mum	(#)	(#)	($/sh)	($)
Theodore Wahl	1/3/2025	12/13/2024	—	27,748	55,495	83,243	139,208	134,558	11.76	3,274,181
	12/31/2025	12/13/2024	8,511	—	—	—	—	—	20.93	178,135
Vikas Singh	1/3/2025	12/13/2024	—	3,966	7,932	11,898	19,898	19,233	11.76	467,996
	5/27/2025	5/27/2025	—	—	—	—	11,010	—	14.26	157,003
Andrew W. Kush	1/3/2025	12/13/2024	—	5,765	11,529	17,294	28,921	27,955	11.76	680,220
John C. Shea	1/3/2025	12/13/2024	—	5,664	11,327	16,991	28,414	27,465	11.76	668,297
Patrick J. Orr	1/3/2025	12/13/2024	—	5,355	10,709	16,064	26,862	25,965	11.76	631,805
1.Represents the shares received during 2026 as a result of Mr. Wahl’s election to receive a portion of his 2025 performance-
based compensation in Company Common Stock. The grant date of such shares is reflected as the date in which the total amount of such performance-based compensation is earned by Mr. Wahl.
2.These PSUs were granted under the 2020 Amended Omnibus Incentive Plan and vest upon certification by the Board in 2028, provided that the performance targets, based on Relative TSR, are met for the three-year periods ended December 31, 2027.
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
The Company has no employment agreements with any of the NEOs. No previously granted options or other equity-based awards were re-priced or otherwise materially modified during the fiscal year ended December 31, 2025. As set forth above in the Compensation Discussion and Analysis, the
Company believes that part of the compensation for the NEOs should be in the form of long-term equity grants so as to align the interests of the NEOs with the Company’s shareholders. In accordance with these objectives, Mr. Wahl received stock options to purchase 134,558 shares of Common Stock,
139,208 RSUs and 55,495 PSUs. Mr. Singh received stock options to purchase 19,233 shares of Common
Stock, 30,908 RSUs and 7,932 PSUs. Mr. Kush received stock options to purchase 27,955 shares of
Common Stock, 28,921 RSUs and 11,529 PSUs. Mr. Shea received stock options to purchase 27,465 shares of Common Stock, 28,414 RSUs and 11,327 PSUs. Mr. Orr received stock options to purchase 25,965 shares of Common Stock, 26,862 RSUs and PSUs of 10,709. These stock options and RSUs vest over five years while PSUs vest over 3 years, as an incentive to increase the long-term value of the Company and thereby increase the value of its Common Stock.
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 41
Outstanding Equity Awards at December 31, 2025
The following table summarizes the outstanding equity awards of each of the NEOs as of December 31,
2025.

		Option Awards				Stock Awards
Name	Grant Date[1]	Vested, Exercisable	Unvested	Option Exercise Price	Option Expiration Date	Unvested RSUs[2]	Market Value of Unvested RSUs[3]	Unvested PSUs[4]	Market Value of PSU Awards[4]
Theodore Wahl	1/4/2016	15,000	—	$34.14	1/4/2026	—	$—	—	$—
	1/4/2017	30,000	—	$39.38	1/4/2027	—	$—	—	$—
	1/4/2018	50,000	—	$52.06	1/4/2028	—	$—	—	$—
	1/4/2019	50,000	—	$40.49	1/4/2029	—	$—	—	$—
	1/3/2020	50,000	—	$24.43	1/3/2030	—	$—	—	$—
	1/4/2021	82,554	20,693	$28.37	1/4/2031	10,024	$191,659	—	$—
	1/4/2022	108,950	72,633	$18.10	1/4/2032	32,585	$623,025	—	$—
	2/24/2023	46,720	70,079	$13.72	2/24/2033	66,714	$1,275,572	63,551	$1,215,100
	1/3/2024	31,347	125,388	$10.36	1/3/2034	122,570	$2,343,538	66,974	$1,856,519
	1/3/2025	—	134,558	$11.76	1/3/2035	139,208	$2,661,657	55,495	$1,513,349
Vikas Singh	1/3/2025	—	19,233	$11.76	1/3/2035	19,898	$380,450	7,932	$216,306
	5/27/2025	—	—	$—	N/A	11,010	$210,511	—	$—
Andrew W. Kush	1/4/2016	6,000	—	$34.14	1/4/2026	—	$—	—	$—
	1/4/2017	6,000	—	$39.38	1/4/2027	—	$—	—	$—
	1/4/2018	10,000	—	$52.06	1/4/2028	—	$—	—	$—
	1/4/2019	10,000	—	$40.49	1/4/2029	—	$—	—	$—
	1/3/2020	17,721	—	$24.43	1/3/2030	—	$—	—	$—
	1/4/2021	16,488	4,122	$28.37	1/4/2031	2,002	$38,278	—	$—
	1/4/2022	22,184	14,790	$18.10	1/4/2032	6,635	$126,861	—	$—
	2/24/2023	9,277	13,915	$13.72	2/24/2033	13,247	$253,283	12,618	$241,265
	1/3/2024	6,389	25,555	$10.36	1/3/2034	24,981	$477,637	13,650	$378,378
	1/3/2025	—	27,955	$11.76	1/3/2035	28,921	$552,970	11,529	$314,396
John C. Shea	1/4/2016	1,650	—	$34.14	1/4/2026	—	$—	—	$—
	1/4/2017	1,650	—	$39.38	1/4/2027	—	$—	—	$—
	1/4/2018	10,000	—	$52.06	1/4/2028	—	$—	—	$—
	1/4/2019	10,000	—	$40.49	1/4/2029	—	$—	—	$—
	1/3/2020	17,721	—	$24.43	1/3/2030	—	$—	—	$—
	1/4/2021	16,488	4,122	$28.37	1/4/2031	2,002	$38,278	—	$—
	1/4/2022	22,184	14,790	$18.10	1/4/2032	6,635	$126,861	—	$—
	2/24/2023	9,277	13,915	$13.72	2/24/2033	13,247	$253,283	12,618	$241,265
	1/3/2024	6,491	25,962	$10.36	1/3/2034	25,379	$485,246	13,868	$384,421
	1/3/2025	—	27,645	$11.76	1/3/2035	28,414	$543,276	11,327	$308,887
Patrick J. Orr	1/4/2016	4,000	—	$34.14	1/4/2026	—	$—	—	$—
	1/4/2017	5,000	—	$39.38	1/4/2027	—	$—	—	$—
	1/4/2018	5,000	—	$52.06	1/4/2028	—	$—	—	$—
	1/4/2019	5,000	—	$40.49	1/4/2029	—	$—	—	$—
	1/3/2020	8,523	—	$24.43	1/3/2030	—	$—	—	$—
	1/4/2021	12,337	3,084	$28.37	1/4/2031	1,498	$28,642	—	$—
	1/4/2022	15,806	10,537	$18.10	1/4/2032	4,727	$90,380	—	$—
	2/24/2023	7,016	10,524	$13.72	2/24/2033	10,019	$191,563	9,543	$182,465
	1/3/2024	6,108	24,430	$10.36	1/3/2034	23,881	$456,605	13,049	$361,718
	1/3/2025	—	25,965	$11.76	1/3/2035	26,862	$513,601	10,709	$292,034
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 42
1.Options and stock awards vest 20% per year on the anniversary of the grant date for each of the five years subsequent to the grant date.
2.Unless otherwise noted herein, restricted stock awards and RSUs vest at the rate of 20% annually, commencing on the first anniversary from the grant date, subject to accelerated vesting upon certain terminations of employment following certain corporate transactions involving the Company. The shares of Common Stock underlying the restricted stock awards and
RSUs will be issued upon vesting.
3.Valued based on the closing price of a share of the Company’s Common Stock on December 31, 2025 as reported on the
Nasdaq Global Select Market ($19.12).
4.PSU awards were granted under the 2020 Amended Omnibus Incentive Plan and vest upon certification by the Board in 2026,
2027 and 2028 provided that the performance targets, based on Relative TSR, are met for the three-year periods ended
December 31, 2025, 2026 and 2027. The awards are valued at fair market value as of December 31, 2025. The number of outstanding unvested equity incentive plan awards is equal to the number of PSUs earned based on achieving a performance target at the 50th percentile. The 2024 and 2025 grants were valued at $27.72 and $27.27 per unit, respectively, based upon a Monte Carlo simulation used to determine the probable outcome of the performance condition at
December 31, 2025. The 2023 grants are valued at the closing price of a share of the Company's Common Stock on
December 31, 2025 as reported on the Nasdaq Global Select Market ($19.12) multiplied by the vesting percentage of target awards (135.0%) based on the Company's Relative TSR 2023 percentile rating of 67.5 for the performance period for that tranche of grants.
Options Exercised and Stock Vested During 2025
The following table sets forth information concerning the option exercises and stock awards vested of each of the NEOs1 during the year ended December 31, 2025:

	Stock Option Awards		Restricted Stock and Restricted Stock Units
	Number of Shares Acquired On Exercise	Value Realized on Exercise	Number of Shares Acquired On Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($)
Theodore Wahl	—	—	94,744	1,085,502
Andrew W. Kush	—	—	18,798	215,368
John C. Shea	—	—	18,897	216,532
Patrick J. Orr	—	—	14,462	165,765
1.Mr. Singh had no stock option awards exercised or stock units vested during the year ended December 31, 2025.
Non-Qualified Deferred Compensation
The following table sets forth information concerning the non-qualified deferred compensation of each of the NEOs1 during the year ended December 31, 2025, as well as the aggregate balance of non-
qualified deferred compensation as of December 31, 2025:

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Withdrawals	Aggregate Gains (Losses) in Last FY	Aggregate Balance at Last FYE
Theodore Wahl	$213,224	$53,306	$—	$1,260,814	$7,464,114
Andrew W. Kush	$124,466	$31,116	$—	$315,751	$1,842,614
John C. Shea	$106,492	$26,622	$—	$415,784	$2,777,866
Patrick J. Orr	$125,153	$27,607	$(119,786)	$162,556	$1,043,866
1.Mr. Singh had no involvement in the non-qualified deferred compensation plan for the year ended December 31, 2025.
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 43
Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the
Company is providing the following information about the relationship of the annual total compensation of the Company’s employees and the annual total compensation of the President and
Chief Executive Officer. The CEO pay ratio figures below are a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.
At December 31, 2025, we had over 36,000 employees (full-time and part-time), all located in the United
States.
We determined the total annual compensation for our employees for the year ended December 31,
2025 using data from our payroll records for the month of December 2025, which we then extrapolated for the full year of 2025. The components of total annual compensation for our employees are the same as those used to determine the total compensation of our NEOs for the purposes of the
Summary Compensation Table. We did not make any full-time equivalent adjustments for part-time employees. The results were then ranked, excluding the President and Chief Executive Officer, from lowest to highest, and the median employee was identified. We then compared the total annual compensation of the median employee to that of the President and Chief Executive Officer. The total annual compensation of the median employee for the year ended December 31, 2025 was $33,109. For the year ended December 31, 2025, the ratio of our President and Chief Executive Officer’s total annual compensation to that of our median employee was approximately 143:1.
The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 44
Pay Versus Performance

Year	Summary Compensation Table total for PEO[1]	Compensation Actually Paid (“CAP”) to PEO 1, [2,3]	Average Summary Compensation Table total for non-PEO NEOs[4]	Average CAP to non-PEO NEOs[2,4,5]	Value of initial fixed $100 investment based on:		Net income[7] (in thousands)	Income before income taxes[7,8] (in thousands)
					Total shareholder return[6]	Peer group total shareholder return[6]
2025	$4,725,723	$12,211,134	$1,448,577	$2,668,332	$74	$155	$59,059	$67,866
2024	$4,683,646	$5,888,034	$972,136	$1,136,770	$45	$164	$39,471	$52,941
2023	$4,559,910	$3,337,578	$1,090,770	$953,222	$40	$144	$38,386	$53,056
2022	$4,414,263	$2,445,181	$1,027,589	$765,385	$47	$123	$34,243	$44,553
2021	$4,405,773	$1,424,534	$986,045	$593,330	$65	$142	$48,543	$65,512
1.Our CEO, Theodore Wahl, is listed in the table as the principal executive officer (“PEO”) for each year.
2.Compensation actually paid is defined in Item 402(v)(2)(iii) of Regulation S-K. Reconciliation of the amounts included in the
Summary Compensation Table to compensation actually paid is provided in the “Narrative Disclosure to Pay Versus
Performance Table” section below.
3.Below is the reconciliation of the Summary Compensation Table to Compensation Actually Paid for the PEO:

Reconciliation of Summary Compensation to CAP for Principal Executive Officer	2025	2024	2023	2022	2021
Summary Compensation Table	$4,725,723	$4,683,646	$4,559,910	$4,414,263	$4,405,773
Less: Equity awards included in Summary Compensation Table	(3,294,001)	(3,320,182)	(3,193,867)	(2,951,289)	(3,092,728)
Add: Year-end fair value of equity awards granted during current year that are outstanding and unvested at year-end	5,852,392	3,717,865	2,043,205	1,695,607	1,322,617
Add: Change in fair value of equity awards granted in prior years that are outstanding and unvested at year-end	4,035,304	660,788	(126,179)	(961,109)	(1,452,692)
Add: Change in fair value during current year of equity awards granted in prior years that vested in the current year	805,141	95,539	(2,866)	10,543	10,543
Add: Fair value on vesting date for current year equity grants	86,575	50,378	57,375	74,167	62,953
Less: Fair value at end of prior year for any stock awards which were forfeited during current year	—	—	—	—	—
Add: Dollar value of any dividends, dividend equivalents, or other earnings paid on stock or option awards	—	—	—	162,999	168,068
Total Compensation Actually Paid (CAP):	$12,211,134	$5,888,034	$3,337,578	$2,445,181	$1,424,534
4.The non-PEO NEOs included in the calculation for average summary compensation and compensation actually paid for each applicable year are the following:
•2025: Vikas Singh, John C. Shea, Andrew W. Kush, and Patrick J. Orr
•2024: Vikas Singh, John C. Shea, Andrew W. Kush, Patrick J. Orr, and Andrew M. Brophy (former Principal Financial Officer)
•2023: John C. Shea, Andrew W. Kush, Patrick J. Orr, and Andrew M. Brophy
•2022: John C. Shea, Andrew W. Kush, Patrick J. Orr, Jason J. Bundick, and Andrew M. Brophy
•2021: John C. Shea, Michael E. McBryan (former Executive Vice President, Chief Revenue Officer & Director), Andrew W.
Kush, and Jason J. Bundick
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 45
5.Below is the reconciliation of the Summary Compensation Table to Compensation Actually Paid to the non-PEO NEOs:

Reconciliation of Summary Compensation to Average CAP for Non-Principal Executive Officer Named Executive Officers	2025	2024	2023	2022	2021
Summary Compensation Table	$1,448,577	$972,136	$1,090,770	$1,027,589	$986,045
Less: Equity awards included in Summary Compensation Table	(657,218)	(396,168)	(430,864)	(421,208)	(404,679)
Add: Year-end fair value of equity awards granted during current year that are outstanding and unvested at year-end	1,146,682	458,214	289,006	242,410	187,532
Add: Change in fair value of equity awards granted in prior years that are outstanding and unvested at year-end	586,545	73,246	(15,443)	(127,340)	(218,593)
Add: Change in fair value during current year of equity awards granted in prior years that vested in the current year	109,622	18,527	(1,594)	1,272	1,429
Add: Fair value on vesting date for current year equity grants	34,124	10,815	21,347	20,827	18,401
Less: Fair value at end of prior year for any stock awards which were forfeited during current year	—	—	—	—	—
Add: Dollar value of any dividends, dividend equivalents, or other earnings paid on stock or option awards	—	—	—	21,835	23,195
Total Compensation Actually Paid (CAP):	$2,668,332	$1,136,770	$953,222	$765,385	$593,330
6.Total shareholder return (TSR) is calculated based on the return of $100 invested four years prior to the applicable year-end date in stock or index, including reinvestment of dividends. For purposes of the peer group TSR, the Company used the peer group it uses for purposes of Regulation S-K Item 201(e)(1)(ii), please see the Company’s Annual Report on Form 10-K filed with the SEC on February 13, 2026 for further information (the “2025 Form 10-K”).
7.Our company-selected measure is Income before Income Taxes. Our Consolidated Statements of Comprehensive Income
included on our Form 10-K provides details of how this is calculated.
Differences in the calculations of compensation in the summary compensation and the compensation actually paid are driven primarily on the determination of fair value used to calculate GAAP stock compensation expense and the SEC definition in the compensation actually paid calculation and the timing of equity awards issued during the years ended December 31, 2025, 2024, 2023, 2022 and 2021.
For each of the periods included in the CAP table, we have granted the vast majority of our equity awards to the NEOs, including the PEO, and other employees during the first quarter of each fiscal year.
Expense for GAAP purposes (which is included in the Summary Compensation Table) for these grants is measured at fair value at the grant date using the current stock price and other inputs that are determined at the grant date, which is then recorded as straight-line stock compensation expense over the vesting period for each grant.
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 46
In the CAP calculation, the fair value of each equity award is revalued at the end of each fiscal year
(instead of the grant date) or upon vesting. For unvested RSUs, we calculated the fair value of outstanding units as the total number of unvested shares times the year-end stock price. For unvested stock options, we calculated the fair value of outstanding unvested options using an updated Black-
Scholes model with inputs updated for each respective year-end date. For unvested PSUs, we calculated the fair value of unvested units using an updated Monte-Carlo model with inputs updated for each respective year-end date. Changes in fair value from the grant date, or the previous year-end, to the end of each year in the table were primarily driven by changes in our stock price. No changes were made to the valuation methods or models used in calculating the fair value as of year-end versus each grant date, and no significant changes were made to assumptions used in the models. As equity awards are a significant portion of the compensation package provided to our NEOs, our CAP may fluctuate significantly from period to period based on changes in our stock price.
Tabular List of Company Performance Measures
The following table lists the measures we believe are most important in linking compensation actually paid to company performance during 2025:

Company Selected Measures
Income before income taxes
Total shareholder return
Only two measures are identified reflecting the sole two financial performance measures currently used in our executive compensation framework. Given total shareholder return is already included in the pay versus performance table above, Company income before income taxes is identified as our company-selected measure. Further details on how these performance measures are used in our incentive plans can be found in the Compensation Discussion and Analysis section.
Description of CAP Versus Company Performance
Below is a graphical depiction of the relationship between the compensation actually paid calculation for the PEO and the non-PEO Named Executive Officers to net income:

Compensation Actually Paid vs. Company Net Income
Compensation Actually Paid (in thousands)
$13,000
$12,000
$11,000
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$—
$80,000
$60,000
$40,000
$20,000
$—
Company Net Income (in thousands)
2021
2022
2023
2024
2025
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Non-CEO NEO's
Net Income

HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 47
Below is a graphical depiction of the relationship between the compensation actually paid calculation for the PEO and the non-PEO Named Executive Officers to income before income taxes:

Compensation Actually Paid vs. Income Before Income Taxes

$13,000
$12,000
$11,000
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$—
Compensation Actually Paid (in thousands)
$80,000
$60,000
$40,000
$20,000
$—
Income Before Income Taxes (in thousands)
2021
2022
2023
2024
2025
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Non-CEO NEO's
Income before income taxes

Below is a graphical depiction of the relationship between the compensation actually paid calculation for the PEO and the non-PEO Named Executive Officers to the TSR and peer group TSR:

Compensation Actually Paid vs. Company TSR & Peer Group TSR
Compensation Actually Paid (in thousands)
$13,000
$12,000
$11,000
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$—
Total Shareholder Return*
$180
$160
$140
$120
$100
$80
$60
$40
$20
$—
2021
2022
2023
2024
2025
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Non-CEO NEO's
HCSG Total Shareholder Return
S&P MidCap 400 Index

*Value of initial fixed investment of $100.
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 48
Nominating, Compensation and Stock Option Committee Report
The compensation of the President and Chief Executive Officer of the Company is determined by the
NCSO Committee. Such Committee’s determinations regarding such compensation are based on a number of factors including, in order of importance:
•Consideration of the operating and financial performance of the Company, primarily its income before income taxes;
•Attainment of a level of compensation designed to retain a superior executive in a highly competitive environment; and
•Consideration of the individual’s overall contribution to the Company.
In consultation with the President and Chief Executive Officer, the NCSO Committee develops guidelines and reviews the compensation and performance of the other executive officers of the
Company, and sets the compensation of the executive officers of the Company and/or any management fees paid by the Company for executive services when needed. In addition, the NCSO
Committee makes recommendations to the Board with respect to incentive-compensation plans and equity-based plans, establishes criteria for the granting of options in accordance with such criteria and administers such plans. The NCSO Committee reviews major organizational and staffing matters.
With respect to director compensation, the NCSO Committee designs a director compensation package of a reasonable total value based on comparisons with similar firms and aligned with long-
term shareholder interests. Finally, the NCSO Committee reviews director compensation levels and practices, and may recommend, from time to time, changes in such compensation levels and practices to the Board, with equity ownership in the Company encouraged. The NCSO Committee’s charter provides that the NCSO Committee shall have the authority to obtain advice and seek assistance from internal and external legal, accounting and other advisors.
The NCSO Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
NOMINATING, COMPENSATION AND STOCK OPTION COMMITTEE
Diane S. Casey, Chairwoman
John J. McFadden
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 49
Compensation Committee Interlocks and Insider Trading
No member of the NCSO was an officer or employee of the Company or any subsidiary of the
Company during the fiscal year ended December 31, 2025. No member of the NCSO Committee was a member of the compensation committee of another entity during the fiscal year ended December 31,
2025. None of our executive officers was a director or a member of the NCSO Committee of another entity during the fiscal year ended December 31, 2025. There were no transactions between any member of the NCSO Committee and the Company during the fiscal year ended December 31, 2025 requiring disclosure pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.
Audit
Matters
Proxy Statement | 2026
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 51
Audit Matters
Independent Registered Public Accounting Firm. (Proposal No. 3)
The accounting firm of Grant Thornton LLP was selected by the Audit Committee of the Board as the
Independent Registered Public Accounting Firm of the Company for the fiscal year ending
December 31, 2026. Grant Thornton LLP has no other relationship to the Company. The Board recommends the ratification of the selection of the firm of Grant Thornton LLP to serve as the
Independent Registered Public Accounting Firm of the Company for the year ending December 31,
2026. A representative of Grant Thornton LLP, which has served as the Company’s Independent
Registered Public Accounting Firm since December 1992, will be present at the forthcoming shareholders’ meeting with the opportunity to make a statement if so desired and such representative will be available to respond to appropriate questions. The approval of the proposal to ratify the appointment of Grant Thornton LLP requires the affirmative vote of a majority of the votes cast by all shareholders represented and entitled to vote thereon. An abstention, therefore, will not have the same legal effect as an “against” vote and will not be counted in determining whether the proposal has received the required shareholder vote. However, brokers that do not receive instructions on this proposal are entitled to vote for the selection of the independent registered public accounting firm.
Pre-Approval Policies and Procedures
The Audit Committee policies and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm are reflected in the Audit Committee
Charter. The Audit Committee Charter provides that the Audit Committee shall review and pre-
approve both audit and non-audit services to be provided by the independent auditor. This duty may be delegated to one or more designated members of the Committee with any such pre-approval reported to the Committee at its next regularly scheduled meeting. Approval of non-audit services shall be disclosed to investors in periodic reports required by Section 13(a) of the Exchange Act.
All services performed by our independent registered public accounting firm were pre-approved by the Audit Committee.
The Board of Directors recommend a vote “FOR” the approval and ratification of the selection of Grant
Thornton LLP as the independent registered public accounting firm of the Company for its current fiscal year ending December 31, 2026.
Vote Required
Approval of Proposal No. 3 requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting in person or by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will not have the same legal effect as an “against” vote and will not be counted in determining whether the proposal has received the required shareholder vote.
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 52
Fees Paid to Auditors
The following table sets forth the fees billed by the Company’s independent registered public accounting firm during fiscal years 2025 and 2024:

	2025	2024
Audit fees [1]	$1,348,000	$1,285,000
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
	$1,348,000	$1,285,000

1.Audit fees billed by Grant Thornton LLP related to the audits of the Company’s annual financial statements and internal control over financial reporting; the review of the Company’s financial statements included in the Quarterly Reports on Form
10-Q; review of documents filed with the SEC; and reimbursement for direct out-of-pocket expenses.
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 53
Audit Committee Report
The members of the Audit Committee from January 1, 2025 to December 31, 2025 were Messrs.
Ottaviano and Simmons, Jr. and Ms. Grant. Mr. Simmons, Jr. was the Chairman of the Audit Committee
throughout 2025. The Audit Committee met four times during the fiscal year ended December 31, 2025.
The Audit Committee is responsible for the appointment of the Independent Registered Public
Accounting Firm for each fiscal year, recommending the discharge of the Independent Registered
Public Accounting Firm to the Board and confirming the independence of the Independent Registered
Public Accounting Firm. It is also responsible for: reviewing and approving the scope of the planned audit, the results of the audit and the Independent Registered Public Accounting Firm’s compensation for performing such audit; reviewing the Company’s audited financial statements; and reviewing and approving the Company’s internal accounting controls and disclosure procedures, and discussing such controls and procedures with the Independent Registered Public Accounting Firm.
A copy of the Company’s Amended and Restated Audit Committee Charter is available on the
Company’s website at www.hcsgcorp.com.
The Company’s Independent Registered Public Accounting Firm is responsible for auditing the financial statements, as well as auditing the Company’s internal controls over financial reporting. The activities of the Audit Committee are in no way designed to supersede or to alter those traditional responsibilities. The Audit Committee’s role does not provide any special assurances with regard to the
Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the Independent Registered Public Accounting Firm.
In connection with the audit of the Company’s financial statements for the year ended December 31,
2025, the Audit Committee met with representatives from Grant Thornton LLP, the Company’s
Independent Registered Public Accounting Firm, and the Company’s internal auditors. The Audit
Committee reviewed and discussed with Grant Thornton LLP and the Company’s internal auditors, the
Company’s financial management and financial structure, as well as the matters relating to the audit required by the Public Company Accounting Oversight Board Auditing Standards.
The Audit Committee and Grant Thornton LLP also discussed Grant Thornton LLP’s independence. In
February 2026, the Audit Committee received from Grant Thornton LLP the written disclosures and the letter regarding Grant Thornton LLP’s independence required by Public Company Accounting Oversight
Board Rule 3526.
In addition, the Audit Committee reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2025, as well as management’s assessment of internal controls over financial reporting.
Based upon the review and discussions described above, the Audit Committee recommended to the
Board of Directors, and the Board of Directors approved, that the Company’s financial statements audited by Grant Thornton LLP, as well as the audit of the Company’s internal controls over financial reporting be included in the Company’s Annual Report on Form 10-K for the fiscal year ended
December 31, 2025.
AUDIT COMMITTEE
Kurt Simmons, Jr., Chairman
Laura K. Grant
Dino D. Ottaviano
Amendment to the 2020
Omnibus Incentive Plan
Proxy Statement | 2026
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 55
Amendment to the Amended 2020 Omnibus Plan (Proposal No. 4)
The Board of Directors has adopted the Amended 2020 Omnibus Plan and is seeking shareholder approval of an amendment to the Amended 2020 Omnibus Incentive Plan to increase the number of shares of Common Stock that are available for issuance thereunder by 2,500,000 shares (the “Second
Amendment”). The 2020 Omnibus Incentive Plan (the "2020 Plan" was originally approved by the Board of Directors on April 21, 2020 and by our shareholders on May 26, 2020. The First Amendment to the 2020
Plan was originally approved by the Board of Directors and by our shareholders on May 30, 2023. The
2020 Plan, as amended by the First Amendment and, if approved by our shareholders, the Second
Amendment, is referred to as the “Amended 2020 Plan.”
As of March 30, 2026, approximately 1,301,000 shares of Common Stock remained available for issuance pursuant to future grants or awards under the Amended 2020 Plan. If approved by our shareholders, the Amendment will increase the number of shares authorized under the Amended 2020 Plan. Awards previously granted under the Amended 2020 Plan would be unaffected by the adoption of the
Amendment, and they would remain outstanding under the terms pursuant to which they were previously granted. If our shareholders do not approve the Second Amendment, the Amended 2020
Plan will remain in will remain in place in accordance with its current terms.
Our NCSO Committee is recommending the approval of the Second Amendment for the following reasons:
Retaining Employees in a Competitive Market.
•We have successfully used stock awards to attract, retain and incentivize highly qualified executives and other key employees throughout the Company's history.
•The Amendment is necessary to ensure that we maintain the ability to attract, retain and incentivize highly qualified executives and other employees in the future.
•Equity interests in the Company provide for compensation for key employees which aligns share award recipients with shareholders by providing a common interest in increasing shareholder value.
•Without increasing the number of shares authorized, the remaining shares available for issuance under the Amended 2020 Plan may not be sufficient for us to be successful in attracting, retaining and incentivizing highly qualified executives and other key employees in the future.
Requesting Shareholder Input as Designed in the Plan.
•As intended, the 2020 Plan does not have an evergreen provision, and therefore any increase in the number of shares available for issuance under the Amended 2020 Plan requires approval by the shareholders.
•We designed the Amended 2020 Plan with the intention of ensuring that a responsible number of shares would be included in the equity plan and that any increases in authorized shares would be disclosed to shareholders and would be subject to shareholder vote.
Increasing Shares by a Responsible Amount.
•As of March 30, 2026, the proposed increase of 2,500,000 shares equals approximately 3.6% of our current number of shares outstanding.
•As of March 30, 2026, our "overhang", which includes outstanding equity awards including grants and options which have not yet vested, options vested and exercisable, and shares authorized and not yet granted under the 2020 Plan, was 7.5%, which includes approximately
5,562,000 potential additional shares under existing equity plans.
•We anticipate, but cannot provide assurance that, the additional shares requested will be enough to meet our expected needs for approximately three to four years based on recent equity issuances, subject to changes in business conditions, our stock price, our compensation programs and our ability to hire and retain key employees.
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 56
A summary of the material provisions of the Amended 2020 Plan is set forth below. This summary is qualified by reference to the full text of the Amended 2020 Plan, which has been included as Appendix
A to this proxy statement and is incorporated by reference herein.
Key Aspects of the Amended 2020 Plan (assuming adoption of the Second Amendment by our shareholders)

Proposed Share Reserve:
The number of shares of our common stock that will be reserved for issuance pursuant to the Amended 2020 Plan will not exceed the sum of
5,000,000 (increased from 2,500,000) shares. As of March 30, 2026, there were 4,261,000 shares subject to outstanding equity awards, and 1,301,000 shares remaining available for grant, under the Amended 2020 Plan. The closing price of a share of our common stock on March 30, 2026 reported on NASDAQ Global Select Market was $18.70.

Minimum Vesting:
The Amended 2020 Plan includes a minimum vesting period for all awards granted thereunder of one year from the date of grant, subject to certain limited exceptions (including an exception for up to 5% of the shares reserved for issuance under the Amended 2020 Plan).

No “Liberal” Share Recycling:
Any shares withheld from any award to cover taxes or any exercise price, and any shares tendered to exercise outstanding options or repurchased on the open market using exercise price proceeds, will not be again be available for issuance thereunder.

No Dividends or Dividend Equivalents Paid on Unvested Awards:
To the extent that any award under the Amended 2020 Plan contains a right to receive dividends or dividend equivalents while such award remains unvested, such dividends or dividend equivalents will be accumulated and paid once and to the extent that the underlying award vests.

Non-Employee Director Limit:
The Amended 2020 Plan contains an annual limit of $300,000 on the cash and equity compensation that may be paid or awarded to a non-
employee director in any fiscal year with respect to his or her service as a non-employee director.

No Repricing of Stock Options or Stock Appreciation Rights:	The Amended 2020 Plan prohibits the repricing of stock options and stock appreciation rights and cash buyouts of underwater options and stock appreciation rights without shareholder approval.
Plan Term:
The Amended 2020 Plan will expire on May 26, 2030, unless earlier terminated by the Board or the Compensation Committee of the Board
(the “Committee”), but awards granted prior to such date may extend beyond that date.

Clawback Provisions:
Awards granted under the Amended 2020 Plan are subject to any compensation recoupment policy adopted by the Company from time to time. In addition, awards under the Amended 2020 Plan are subject to potential forfeiture in the event of a participant’s violation of a non-
competition and/or non-solicitation obligation.

Description of the Amended 2020 Plan
The principal purposes of the Amended 2020 Plan are to: (a) encourage profitability and growth of the Company through short-term and long-term incentives that are consistent with the Company’s objectives; (b) to give participants an incentive for excellence in individual performance; (c) to promote teamwork among participants; and (d) to give the Company a significant advantage in attracting and retaining key employees, directors, and consultants. To accomplish such purposes, the
Amended 2020 Plan provides that the Company may grant options, stock appreciation rights, restricted shares, restricted stock units, performance-based awards (including performance-based restricted shares and restricted stock units), other share-based awards, other cash-based awards, or any combination of the foregoing. When considering new grants of share-based or option-based awards, we intend to take into account previous grants of such awards.
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 57
Administration. The Amended 2020 Plan is administered by the Committee (as defined in
Section 3 of the 2020 Plan, referred to below as the plan administrator). The plan administrator has the power to determine the terms of the awards granted under the Amended 2020 Plan, including the exercise price, the number of shares subject to each award, and the exercisability of the awards. The plan administrator also has full power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the Amended 2020 Plan.
Eligible Participants. Certain employees, non-employee directors and consultants are eligible to be granted awards under the Amended 2020 Plan, other than incentive stock options, which may be granted only to employees. As of December 31, 2025 there were currently approximately 36,000 people, including seven officers and eight non-employee directors who would potentially be eligible to receive awards under the Amended 2020 Plan.
Shares Available for Awards; Award Limits. The number of shares of our common stock reserved for issuance under the Amended 2020 Plan is equal to the sum of (i) 5,000,000 shares and (ii) any shares subject to outstanding awards under the 2012 Equity Incentive Plan that, after May 26, 2020, are forfeited, terminated, lapsed, or satisfied thereunder in cash or property other than shares. A maximum of 5,000,000 shares may be issued under the Amended 2020 Plan pursuant to incentive stock options.
The number of shares issued or reserved pursuant to the Amended 2020 Plan will be adjusted by the plan administrator, as they deem appropriate and equitable, as a result of stock splits, stock dividends, and similar changes in our common stock. The maximum number of shares subject to awards granted during any fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year with respect to such director’s service as a non-
employee director, will not exceed $300,000 in total value (calculating the value of any such awards based on the grant date fair market value of such awards for financial reporting purposes).
Any shares of common stock subject to an award under the Amended 2020 Plan that, after the effective date thereof, are forfeited, cancelled, settled or otherwise terminated without a distribution of shares of common stock to a participant will thereafter be deemed to be available for awards.
However, none of the following will be added back to the shares authorized for grant under the
Amended 2020 Plan: (i) shares otherwise issuable or issued in respect of, or as part of, any award withheld to cover taxes or any applicable exercise price, (ii) shares subject to share-settled stock appreciation rights or options that are exercised, (iii) shares tendered to exercise outstanding options or other awards or to cover applicable taxes on such awards, or (iv) shares repurchased on the open market using exercise price proceeds. Shares underlying awards that are subject to the achievement of performance goals shall be counted against the share reserve based on the target value of such awards unless, and until, such time as such awards become vested and settled in shares, and awards that, pursuant to their terms, may be settled only in cash shall not count against the share reserve.
Adjustments. If there is any change in the Company’s capitalization resulting from a merger, consolidation, reclassification, or other corporate transaction, a stock split, reorganization, or other change in corporate structure, the plan administrator will adjust the number and kind of shares of stock or other securities permitted to be delivered under the Amended 2020 Plan, adjust the terms of outstanding awards, including the number and kind of shares of stock or other securities subject to outstanding awards, in each case as and to the extent the plan administrator determines an adjustment to be appropriate and equitable, to prevent dilution or enlargement of rights.
Minimum Vesting Requirement. Except in the case of substitute awards, awards granted under the Amended 2020 Plan will be subject to a minimum vesting period of one year from the date of grant.
Notwithstanding the foregoing, the plan administrator may provide, in an award agreement or following the time of grant, that the vesting of an award will accelerate in the event of a participant’s death or disability, and the plan administrator may grant awards covering 5% of the shares reserved for issuance under the Amended 2020 Plan without regard to the minimum vesting provision. The vesting of any unvested awards granted to non-employee directors will be deemed to satisfy the one-
year minimum vesting provision if the awards vest on the earlier of the one-year anniversary of the
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 58
date of grant and the next regular annual meeting of shareholders that is at least 50 weeks after the immediately preceding year’s annual meeting.
Stock Options. Under the Amended 2020 Plan, the plan administrator may grant participants incentive stock options, which qualify for special tax treatment in the United States, as well as non-
qualified stock options. Stock options are a variable component of compensation designed to incentivize the participants to grow the Company and to increase the value of our shares. The plan administrator will establish the duration of each option at the time it is granted, with a maximum duration of 10 years (or in the case of a ten percent (10%) shareholder within the meaning of Section
422(b)(6) of the Internal Revenue Code, five years) from the date such option is granted, and may also establish vesting performance requirements that must be met prior to the exercise of options. Stock option grants must have an exercise price that is equal to or greater than the fair market value of our common stock on the date of grant. Stock option grants may include provisions that permit the option holder to exercise all or part of the holder’s vested options, or to satisfy withholding tax liabilities, by tendering shares of our common stock already owned by the option holder with a fair market value equal to the exercise price. Dividends may not be paid on awards of stock options under the Amended
2020 Plan. Unless otherwise directed by a participant in writing, each vested and unexercised option held by a participant who is actively in service with the Company will automatically be exercised on the last business day before such option expires, so long as the per-share exercise price of the option is less than the fair market value of a share on that date.
Stock Appreciation Rights. The plan administrator may also grant stock appreciation rights, which will be exercisable upon the occurrence of certain contingent events. Stock appreciation rights are a variable component of compensation designed to retain key employees. Stock appreciation rights entitle the holder upon exercise to receive an amount in any combination of cash and shares (as determined by the plan administrator) equal in value to the excess of the fair market value of the shares covered by the stock appreciation rights over the exercise price of the right. Unless otherwise directed by a participant in writing, each vested and unexercised stock appreciation right held by a participant who is actively in service with the Company will automatically be exercised on the last business day before such stock appreciation right expires, so long as the per-share exercise price of the stock appreciation right is less than the fair market value of a share on that date.
Restricted Shares. The plan administrator may also grant restricted shares, which are awards of our shares of common stock that vest in accordance with the terms and conditions established by the plan administrator. A participant holding restricted shares will generally have the rights of a shareholder with respect to such shares; however, the plan administrator will determine in the award agreement whether the participant will be entitled to receive dividends on such shares. Restricted shares are a variable component of compensation also available to retain key employees when deemed appropriate.
Restricted Stock Units. Restricted stock units represent the right to receive shares of common stock at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit grant, we must deliver to the holder of the restricted stock unit, unrestricted shares of our common stock, which will be freely transferable. A participant holding restricted stock units will have no voting rights with respect thereto.
The plan administrator will determine in the award agreement whether the participant will be entitled to receive dividend equivalents on such restricted stock units. Restricted stock units are a variable component of compensation also designed to retain key employees when deemed appropriate.
Performance-Based Awards. Performance-based awards are denominated in shares, stock units, or cash, and are linked to the satisfaction of performance criteria established by the plan administrator. Performance-based awards are a variable component of compensation designed to reward key management for achieving annual performance goals. The performance-based criteria applicable to such awards shall be determined by the plan administrator and may include, but are not limited to, any of the following: earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profit after tax; cash flow; revenue; net revenues; sales;
days sales outstanding; income; net income; operating income; net operating income; operating margin; earnings; earnings per share; return on equity; return on investment; return on capital; return
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 59
on assets; return on net assets; total shareholder return; economic profit; market share; appreciation in the fair market value, book value or other measure of value of our shares; expense/cost control;
working capital; customer satisfaction; employee retention or employee turnover; employee satisfaction or engagement; environmental, health, or other safety goals; individual performance;
strategic objective milestones; any other criteria specified by the plan administrator in its sole discretion; or any combination of, or a specified increase in, any of the foregoing.
Other Awards. In addition to the awards described above, the plan administrator may grant other incentives payable in cash or shares under the Amended 2020 Plan as it deems consistent with the terms of the Amended 2020 Plan and subject to such other terms and conditions as it deems appropriate.
Dividends and Dividend Equivalents. To the extent that any award under the Amended 2020 Plan contains a right to receive dividends or dividend equivalents while such award remains unvested, notwithstanding anything in the Amended 2020 Plan to the
contrary, such dividends or dividend equivalents will be accumulated and paid once and to the extent that the underlying award vests.
Deferrals of Payment. The plan administrator may determine that the delivery of shares or cash upon the vesting, exercise or settlement of an award under the Amended 2020 Plan may or will be deferred in accordance with applicable law.
Change in Control Provisions. The plan administrator may provide in the applicable award agreement that an award under the Amended 2020 Plan will vest on an accelerated basis upon the participant’s termination of employment or service in connection with a change in control. However, unless otherwise provided in an award agreement, in the event of a change in control: (i) the plan administrator may provide that any or all outstanding awards shall be assumed and continued or an equivalent award substituted by the company’s successor or a parent or subsidiary of such successor in connection with such change in control transaction; provided, however, that if within two (2) years following such change in control, a participant’s employment is terminated by the Company or its successor without cause or the participant resigns for good reason, any awards not previously vested shall immediately become vested and/or exercisable; and (ii) with respect to such outstanding awards that are not assumed and continued or an equivalent award is not substituted by the Company’s successor or parent or subsidiary of such successor in connection with such change in control transaction, then any such awards that have not previously vested shall immediately become vested and/or exercisable.
Amendment and Termination. The Board or the Committee may alter, amend, modify, or terminate the Amended 2020 Plan at any time; provided that the approval of our shareholders will be obtained for any amendment to the Amended 2020 Plan that requires shareholder approval under the rules of the stock exchange on which our shares of common stock are then listed or in accordance with other applicable law. In addition, without shareholder approval, to the extent required by the rules of the stock exchange(s) on which the shares are traded, except as otherwise permitted under the
“equitable adjustments” provisions of the Amended 2020 Plan, (i) no amendment or modification may reduce the exercise price of any stock option or stock appreciation right, (ii) the plan administrator may not cancel any outstanding stock option or stock appreciation right and replace it with a new option or stock appreciation right, another award or cash and (iii) the plan administrator may not take any other action that is considered a “repricing” for purposes of the shareholder approval rules of the applicable stock exchange(s). No modification of an award will, without the prior written consent of the participant, adversely alter or impair the rights of a participant under the Amended 2020 Plan.
Compliance with Applicable Laws. We intend for awards granted under the Amended 2020 Plan to be designed, granted, and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Internal Revenue Code.
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 60
New Plan Benefits
Future awards under the Amended 2020 Plan will be made at the discretion of the plan administrator based on such factors as the plan administrator deems relevant at the time the awards are made. Accordingly, awards that may be granted under the Amended 2020 Plan are not determinable at this time.
Summary of Federal Income Tax Consequences
The following is a brief description of the federal income tax treatment that generally applies to
Plan awards. The description is based on current federal tax laws, rules and regulations, which are subject to change, and does not purport to be a complete description of the federal income tax aspects of the Amended Plan. A participant may also be subject to state, local and foreign taxes.
Non-Qualified Stock Options. The grant of a non-qualified stock option will not result in taxable income to the participant. The participant will realize ordinary income at the time of exercise in an amount equal to the excess, if any, of the then fair market value of the stock acquired over the exercise price for those shares, and the Company will generally be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains or losses, with the basis in such stock equal to the fair market value of the shares at the time of exercise.
Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant if the participant was continuously employed by the Company or an affiliate from the date of the grant of the option until the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled). The excess, if any, of the fair market value of the stock at the time of the exercise over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised.
If the participant does not sell or otherwise dispose of the stock within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the participant, then, upon disposition of such stock, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and the Company will not be entitled to a corresponding deduction. If the holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess, if any, of the fair market value of the stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the
Company will generally be entitled to a corresponding deduction. In addition, the participant will recognize capital gain or loss equal to the difference between the amount realized and the value of the shares on the date of exercise.
Stock Appreciation Rights. The grant of a stock appreciation right will not result in taxable income to the participant. The participant will realize ordinary income at the time of exercise in an amount equal to the amount of cash or the fair market value of the shares paid upon exercise, and the
Company will generally be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of any shares received will be treated as capital gains or losses, with the basis in such stock equal to the fair market value of the shares at the time of exercise.
Restricted Stock and Performance-Based Shares. A grant of restricted stock or performance-
based shares will not result in taxable income to the participant at the time of grant, and the Company will not be entitled to a corresponding deduction, assuming that the shares are subject to transferability restrictions and that certain restrictions on the shares constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon vesting, the holder will realize ordinary income in an amount equal to the then fair market value of the vested shares, and the Company will generally be entitled to a corresponding deduction. Gains or losses realized by the participant upon subsequent disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder of restricted
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 61
stock during the restricted period also will be compensation income to the participant, and the
Company will generally be entitled to a corresponding deduction when the dividends no longer are subject to a substantial risk of forfeiture or become transferable. A participant may be permitted to elect, pursuant to Section 83(b) of the Internal Revenue Code, to have income recognized at the date a restricted stock award or performance share award, as the case may be, is granted and to have the applicable capital gain holding period commence as of that date. In such a case, the Company would be entitled to a corresponding deduction on the date of grant.
Restricted Stock Units and Performance-Based Restricted Stock Units). A grant of restricted stock units (including performance-based restricted stock units) will not result in taxable income to the participant at the time of grant, and the Company will not be entitled to a corresponding deduction at the time of grant. Ordinary income is generally recognized upon settlement of the units in cash or shares, which for awards that settle promptly upon vesting typically occurs at vesting, and for deferred or performance-based awards occurs upon the applicable settlement date. Upon settlement, the holder will realize ordinary income in an amount equal to the then fair market value of the issued shares, and the Company will generally be entitled to a corresponding deduction. Subsequent gains or losses realized by the participant upon disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of settlement. Dividend equivalents paid to the holder of restricted stock units during the restricted period also will be compensation income to the participant, and the Company will generally be entitled to a corresponding deduction when the dividend equivalents are paid.
Performance Awards and Other Share-Based or Cash-Based Awards. A grant of a performance award or other stock-based or cash-based award will not result in taxable income to the participant at the time of grant, and the Company will not be entitled to a corresponding deduction. Upon payment of cash or the vesting or issuance of the underlying shares, the participant will realize ordinary income in an amount equal to the cash received or the then fair market value of the issued shares, and the
Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon subsequent disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting and issuance.
Deductibility Limit on Compensation in Excess of $1 Million. Section 162(m) of the Internal Revenue
Code generally limits to $1 million the annual compensation deduction a public company may take with respect to each “covered employee,” which includes the Company's principal executive officer, principal financial officer and the three other most highly compensated officers for the taxable year, and, once an individual is a covered employee for any taxable year beginning after 2016, the limitation generally applies to compensation paid to that individual in subsequent years as well. The exception for "performance-based compensation" was eliminated for most arrangements entered into after
November 2, 2017, subject to transition rules for certain written binding contracts in effect on that date and not materially modified thereafter. Under legislation enacted in 2021, for tax years beginning after
2026, the limitation will also apply to the Company's five highest-paid employees other than the covered employees described above for that year. The Company may pay compensation that is not deductible under Section 162(m) if it determines that doing so is in the best interests of the Company and its stockholders.
Section 409A. Certain awards, including restricted stock units and other deferred compensation arrangements, may be subject to Section 409A of the Internal Revenue Code. If an award is subject to
Section 409A and fails to comply with its requirements, the recipient may be subject to immediate income inclusion of deferred amounts, an additional 20% Federal income tax, and interest on underpayments. Stock options and stock appreciation rights granted with an exercise price at least equal to the fair market value of the underlying shares on the grant date and that do not provide for a deferral of income generally are exempt from Section 409A. Restricted stock units and similar awards may be exempt under the "short-term deferral" exception if they are settled no later than 2½ months after the end of the year in which they vest; otherwise, they are intended to comply with Section 409A, which in the case of certain officers of a public company may require a six-month delay in settlement following a separation from service.
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 62
Tax Withholding. As a condition to the delivery of any shares to the recipient of an award, the
Company may require the recipient to make arrangements for meeting certain tax withholding requirements in connection with the award.
Importance of Consulting a Tax Adviser. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon Federal income tax rules as of the date hereof and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on their particular situation, each recipient should consult their tax adviser as to the federal, state, local, foreign and other tax consequences of the grant or exercise of an award or the disposition of shares acquired as a result of an award.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table sets forth the Company’s equity compensation plans, on an aggregated basis, the number of shares of our Common Stock subject to outstanding stock awards, the weighted-average exercise price of stock awards, and the number of shares remaining available for future award grants as of December 31, 2025.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights)[1]		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Issued and not Exercised)[2]
	(a)		(b)	(c)
	(in thousands, except per share amounts)
Equity compensation plans approved by security holders	4,581	1	$25.99	3,347	2
Total	4,581		$25.99	3,347
1.Represents shares of Common Stock issuable upon exercise of outstanding stock awards granted under the
2020 Omnibus Incentive Plan (as amended, the “Amended 2020 Plan”) and carryover shares from pre-existing equity plans.
2.Includes 1.6 million shares available for future grant under the Amended 2020 Plan, 1.6 million shares available for issuance under the Company’s 1999 Employee Stock Purchase Plan, as amended (the “1999 Plan”) and 0.1 million shares available for issuance under the Company’s Amended and Restated Deferred Compensation
Plan (the “Deferred Compensation Plan”). Treasury shares may be issued under the 1999 Plan and the Deferred
Compensation Plan.
The Board of Directors recommend a vote “FOR” the amendment as described in Proposal #4.
Vote Required
Approval of Proposal No. 4 requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting in person or by proxy and entitled to vote at the Annual Meeting.
Stock Ownership
Information
Proxy Statement | 2026
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 64
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information as of March 30, 2026, regarding the beneficial ownership of
Common Stock by each person or group known by the Company to own: (i) 5% or more of the outstanding shares of Common Stock, (ii) each director and director nominees, (iii) the Named
Executive Officers as defined in Item 402(a)(3) of Regulation S-K and (iv) all current directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.

Name and Beneficial Owner or Group[1]	Amount and Nature of Beneficial Ownership		Percent of Class[2]
BlackRock, Inc.[3]	11,193,815	4	16.2%
Mackenzie Financial Corp.[3]	3,549,789	5	5.1%
Theodore Wahl	1,282,922	6	1.9%
Andrew W. Kush	180,985	7	-	20
John C. Shea	139,334	8	-	20
Patrick J. Orr	59,738	9	-	20
Dino D. Ottaviano	33,444	10	-	20
John J. McFadden	33,010	11	-	20
Jude Visconto	33,010	12	-	20
Diane S. Casey	33,010	13	-	20
Kurt Simmons, Jr.	27,381	14	-	20
Daniela Castagnino	23,008	15	-	20
Laura Grant	20,635	16	-	20
Vikas Singh	5,927	17	-	20
Thomas G. Whalen	3,151	18	-	20
Thomas M. Gallagher	—	19	-	20
Directors and Executive Officers as a group (15 persons)	2,025,633	21	2.9%
1.Unless otherwise indicated, the address of all persons is c/o Healthcare Services Group, Inc., 3220 Tillman Drive, Suite 300,
Bensalem, PA 19020.
2.Based on 68,954,000 shares of Common Stock outstanding at March 30, 2026.
3.The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
The address of Mackenzie Financial Corporation is 180 Queen Street West, Toronto, Ontario M5V 3K1.
4.According to Amendment No. 18 to Schedule 13G filed by BlackRock, Inc. on April 28, 2025, as of March 31, 2025, it has total beneficial ownership of 11,193,815 shares. Such beneficial ownership includes sole voting power with respect to 11,048,971 shares, and sole dispositive power with respect to 11,193,815 shares.
5.According to Amendment No. 11 to Schedule 13G filed by Mackenzie Financial Corporation on February 13, 2026, as of
December 31, 2025, it has total beneficial ownership of 3,549,789 shares. Such beneficial ownership includes sole voting power with respect to 3,549,789 shares and sole dispositive power with respect to 3,549,789 shares.
6.Theodore Wahl’s beneficial ownership includes incentive stock options to purchase 48,567 shares, and non-qualified stock options to purchase 539,577 shares, all currently exercisable, and 41,171 shares credited to Mr. Wahl’s account (but unissued) in connection with the Company’s SERP. Additionally, it includes 77,958 and 39,389 shares held by Mr. Wahl’s wife and children, respectively.
7.Andrew W. Kush’s beneficial ownership includes incentive stock options to purchase 16,625 shares and non-qualified stock options to purchase 109,569 shares, all currently exercisable, and 16,452 shares credited to Mr. Kush’s account (but unissued) in connection with the Company’s SERP.
8.John C. Shea’s beneficial ownership includes incentive stock options to purchase 18,865 shares and non-qualified stock options to purchase 64,227 shares, all currently exercisable, and 17,143 shares credited to Mr. Shea’s account (but unissued) in connection with the Company’s SERP.
9.Patrick J. Orr’s beneficial ownership includes incentive stock options to purchase 19,150 shares and non-qualified stock options to purchase 22,304 shares, all currently exercisable, and 10,867 shares credited to Mr. Orr’s account (but unissued)
in connection with the Company’s SERP.
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 65
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026
10.Dino D. Ottaviano’s beneficial ownership includes non-qualified stock options to purchase 20,004 shares, all currently exercisable.
11.John J. McFadden’s beneficial ownership includes non-qualified stock options to purchase 20,004 shares, all currently exercisable.
12.Jude Visconto’s beneficial ownership includes non-qualified stock options to purchase 20,004 shares, all currently exercisable.
13.Diane S. Casey’s beneficial ownership includes non-qualified stock options to purchase 20,004 shares, all currently exercisable.
14.Kurt Simmons, Jr.s’ beneficial ownership includes 27,381 deferred stock units.
15.Daniela Castagnino’s beneficial ownership includes non-qualified stock options to purchase 10,002 shares, all currently exercisable.
16.Laura Grant’s beneficial ownership includes non-qualified stock options to purchase 5,001 shares, all currently exercisable.
17.Vikas Singh’s beneficial ownership includes incentive stock options to purchase 3,847 shares, all currently exercisable.
18.Thomas G. Whalen's beneficial ownership includes 3,151 deferred stock units.
19.Thomas M Gallagher does not have any beneficial ownership as of the reporting date.
20.Less than 1% of the outstanding shares.
21.Includes 1,023,202 shares underlying stock options granted to this group and the beneficial ownership of executive officers who are not Named Executive Officers. All stock options reflected in the security ownership table are currently exercisable; also includes 94,891 shares credited to the accounts of the executive officers (but unissued) in connection with the Company’s SERP.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s Directors, executive officers and 10%
shareholders to file with the SEC and Nasdaq initial reports of ownership and reports of changes in ownership of the Company’s Common Stock. Directors and executive officers are required to furnish the Company with copies of all Section 16(a) reports which they file. Based solely on a review of forms filed and on written representations from certain reporting persons that no Form 5 was required to be filed, other than as indicated above, we believe our directors, executive officers and 10% beneficial owners complied during fiscal year 2025 with all applicable Section 16(a) filing requirements in a timely manner. The Company is not aware of any other delinquent Section 16(a) reports nor is it aware of any known failures to file for the year ended December 31, 2025. In January 2026, one Form 4 reporting a phantom stock award for each of Messrs. Shea, Wahl, Kush, Bundick, Orr, Singh and Brophy were filed late.
General
Information
Proxy Statement | 2026
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 67
General Information
2026 Annual Meeting of Shareholders

Courtyard Philadelphia	May 26, 2026
3280 Tillman Drive, Bensalem, Pennsylvania 19020	10:00 a.m. Eastern Daylight Time
Who may vote?
The Record Date for the Annual Meeting is March 30, 2026. Only shareholders of record as of the close of business on this date are entitled to vote at the Annual Meeting. You are invited to vote on the proposals described in this Proxy Statement because you were a Healthcare Services Group, Inc.
shareholder on the Record Date, March 30, 2026. Each share of Common Stock is entitled to one vote.
As of March 30, 2026, we had 68,954,000 shares of Common Stock outstanding and entitled to vote.
There is no cumulative voting.
What constitutes a quorum?
In order to carry on the business of the Annual Meeting, we must have a quorum. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock is required to constitute a quorum at the Annual Meeting.
How many votes are required to approve each proposal?
Election of Directors
The affirmative vote of a plurality of the shares of Common Stock entitled to vote and present in person or by proxy at the Annual Meeting is required for the election to our Board of Directors of each of the nominees for director. Shareholders do not have the right to cumulate their votes in the election of directors.
Approval of Executive Compensation
The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting in person or by proxy and entitled to vote will be deemed to have received the non-binding approval of Proposal No. 2.
An abstention, therefore, will not have the same legal effect as an “against” vote and will not be counted in determining whether the proposal has received the required shareholder vote.
Ratification of Independent Registered Public Accounting Firm and Approval of Amendment to 2020
Plan
The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting in person or by proxy and entitled to vote is required for approval of Proposal No. 3. and No. 4. An abstention, therefore, will not have the same legal effect as an “against” vote and will not be counted in determining whether the proposal has received the required shareholder vote.
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 68
How are votes counted?
You may either vote ‘FOR’ or ‘WITHHOLD’ authority to vote for each nominee for election to the Board.
You may vote ‘FOR,’ ‘AGAINST’ or ‘ABSTAIN’ on Proposal No. 2 and Proposal No. 3. Abstentions will be counted as present for purposes of determining the existence of a quorum, but will have no effect on the vote of the particular proposal. If you sign and submit a proxy card without voting instructions, your shares will be voted ‘FOR’ each director nominee, ‘FOR’ Proposal No. 2 and Proposal No. 3 and ‘FOR’ or
‘AGAINST’ any other proposal as recommended by the Board.
What is a broker non-vote?
If shareholders do not give their brokers instructions as to how to vote shares held in street name, the brokers have discretionary authority to vote those shares on ‘routine’ matters, such as the ratification of the independent registered public accounting firm, but not on ‘non-routine’ proposals, such as the election of directors and the advisory vote regarding executive compensation. As a result, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers will be counted as present for the purpose of determining whether there is a quorum at the Annual Meeting, but will not be counted or deemed to be present in person or by proxy for the purpose of determining whether our shareholders have approved that matter. As each of Proposals 2 and 3 require the affirmative approval of a majority of the of the votes cast in person or by proxy and entitled to vote, broker non-votes will have no effect, as such votes are not cast.
How to Vote
You may vote in person at the Annual Meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. You can always change your vote at the Annual Meeting.
How Proxies Work
Our Board is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the Annual Meeting in the manner you direct. Proxies submitted will be voted by the individuals named on the proxy card in the manner you indicate. If you give us your proxy but do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations.
You may receive more than one proxy or voting card depending on how you hold your shares. If you hold shares through someone else, such as a stockbroker, you may get materials from them asking how you want to vote. The latest proxy card we receive from you will determine how we will vote your shares.
Revoking a Proxy
A proxy may be revoked by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy executed by the person executing the prior proxy and presented to the Annual Meeting or by voting in person at the Annual Meeting.
HEALTHCARE SERVICES GROUP | PROXY STATEMENT 2026 69
Attending in Person
Only shareholders, their proxy holders and our invited guests may attend the Annual Meeting. For security purposes, all persons attending the Annual Meeting must bring photo identification. If you wish to attend the Annual Meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your ownership to the Annual Meeting. For example, you could bring an account statement showing that you owned shares of the Company’s Common Stock as of the Record Date as acceptable proof of ownership.
Expenses; Proxy Solicitation
The Company is soliciting your vote at our Annual Meeting. All expenses in connection with this solicitation will be borne by the Company. It is expected that solicitation will be made primarily by mail, but regular employees or representatives of the Company may also solicit proxies by telephone, facsimile, email or in person, without additional compensation, except for reimbursement of out-of-
pocket expenses.
Why did I receive a “Notice Regarding the Availability of Proxy Materials” instead of a full set of proxy materials?
We are furnishing proxy materials to our shareholders primarily via “Notice and Access” delivery pursuant to SEC rules. On April 15, 2026, we mailed to our shareholders (other than those who previously requested a printed set) a “Notice Regarding the Availability of Proxy Materials” containing instructions on how to access the proxy materials via the Internet. Utilizing this method of proxy delivery expedites receipt of proxy materials by our shareholders, reduces the cost of producing and mailing the full set of proxy materials and helps us contribute to sustainable practices. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access the proxy materials and vote over the Internet. If you received a Notice by mail and would like to receive paper copies of our proxy materials in the mail, you may follow the instruction in the Notice for making this request. The Notice also contains instructions on how you may request to receive an electronic copy of our proxy materials by email.
Deadline for Shareholder Proposals
Under our Third Amended and Restated By-laws, a shareholder who wishes to nominate an individual for election to the Board of Directors directly at an annual meeting, or to propose any business to be considered at an annual meeting, must deliver advance notice of such nomination or business to the
Company. The shareholder must be a shareholder as of the date the notice is delivered and at the time of the annual meeting and must be entitled to vote at the meeting. The notice must be in writing and contain the information specified in our Third Amended and Restated By-laws for a director nomination or other business. With respect to the 2027 annual meeting, such notice must be delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices at 3220
Tillman Drive, Suite 300, Bensalem, PA 19020 no later than the close of business on December 15, 2026
(the 120th day prior to the first anniversary of the mailing date of the proxy statement for the preceding year’s annual meeting). Shareholders who desire to present a proposal to be included in our proxy statement for our 2027 annual meeting must submit the proposal to us no later than December 15,
2026 and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act. Any such proposal must be sent in writing to the Secretary of the Company at the principal executive offices at
3220 Tillman Drive, Suite 300, Bensalem, PA 19020. In addition to the notice and information requirements contained in our Third Amended and Restated By-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the
Exchange Act no later than March 27, 2027 (the 60th day prior to the first anniversary of the annual meeting for the preceding year’s annual meeting).
Additional
Information
Proxy Statement | 2026
71
Additional Information
Certain Relationships and Transactions with Related Parties
Matthew J. McKee, MBA, the brother-in-law of Theodore Wahl, joined the Company in 2004 and is currently employed by the Company as Chief Communications Officer. During 2025, Mr. McKee earned total compensation for such service of approximately $816,000, consisting of $371,000 in base salary,
$41,000 of incentive compensation, $285,000 of stock awards, $86,000 in option awards, and $36,000 of other compensation. The Audit Committee believes that the compensation paid to Mr. McKee is comparable to the compensation the Company would pay to a non-relative employee in a similar position.
Mr. Whalen is a member of Griffin Financial Group, a member of The Stevens & Lee Companies, which has been retained by the Company during the last fiscal year. Fees charged to the Company by Griffin
Financial Group and The Stevens & Lee Companies for services provided during the fiscal year ended
December 31, 2025 were $2,279,283. Additionally, the fees paid by the Company did not exceed 5% of such firm’s total revenues. Accordingly, Mr. Whalen is an independent director as such term is defined by Rule 5605(a)(2) of the NASDAQ listing standards.
Other Matters
So far as is now known, there is no business other than that described above to be presented for action by the shareholders at the Annual Meeting, but it is intended that the proxies will be exercised upon any other matters and proposals that may legally come before the Annual Meeting, or any adjournment or postponement thereof, in accordance with the discretion of the persons named therein.
72
Annual Report
The 2025 Annual Report to Shareholders, including financial statements, is available under “2025 Proxy
Materials” at www.proxydocs.com/HCSG. Certain information contained in our Annual Report on Form
10-K for the fiscal year ended December 31, 2025, filed on February 13, 2026, is incorporated by reference to this Proxy Statement.

By Order of the Board of Directors,
JUDE VISCONTO Chairman

Dated:	April 15, 2026
Bensalem, Pennsylvania
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Securities and Exchange Commission, may be obtained without charge by any shareholder of record on the record date upon written request addressed to: Secretary, Healthcare
Services Group, Inc., 3220 Tillman Drive, Suite 300, Bensalem, PA 19020 or by visiting the Company’s website at www.hcsgcorp.com.

Your **Vote** Counts!

HEALTHCARE SERVICES GROUP, INC.

2026 Annual Meeting
Vote by May 25, 2026
11:59 PM ET

Healthcare SERVICES GROUP

3220 TILLMAN DR, GLENVIEW CORPORATE CENTER, STE 303
BENSALEM, PA 19020

V90769-P45107

You invested in HEALTHCARE SERVICES GROUP, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 26, 2026.**

Get informed before you vote

View the Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 12, 2026. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote in Person at the Meeting*

May 26, 2026
10:00 a.m. ET

Courtyard Philadelphia Bensalem
3280 Tillman Drive
Bensalem, PA 19020

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Healthcare
SERVICES GROUP

3220 TILLMAN DR, GLENVIEW CORPORATE CENTER, STE 300
BENSALEM, PA 19020

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V90767-P45107 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

HEALTHCARE SERVICES GROUP, INC.

The Board of Directors recommends you vote FOR the following proposals:

Nominees:	For	Withhold
1a. Diane S. Casey	☐	☐
1b. Daniela Castagnino	☐	☐
1c. Thomas M. Gallagher	☐	☐
1d. Laura Grant	☐	☐
1e. Dino D. Ottaviano	☐	☐
1f. Kurt Simmons Jr.	☐	☐
1g. Jude Visconto	☐	☐
1h. Theodore Wahl	☐	☐
1i. Thomas G. Whalen	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date